Exhibit 10.2

AMENDMENT NO. 15 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 15 to Amended and Restated Credit Agreement (this “Agreement”) dated as of December 20, 2016 (the “Effective Date”), is among Select Energy Services, LLC, a Delaware limited liability company (the “Borrower”), the subsidiaries of the Borrower party hereto (collectively, the “Subsidiary Guarantors”), SES Holdings, LLC, a Delaware limited liability company and the parent company of the Borrower (the “Parent Company”; together with the Subsidiary Guarantors, collectively, the “Affiliate Guarantors”; and the Affiliate Guarantors together with the Borrower, collectively, the “Guarantors” and each a “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), issuing lender (in such capacity, the “Issuing Lender”) and swing line lender (in such capacity, the “Swing Line Lender”), and the Lenders (as defined below).

INTRODUCTION

A.                           The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and lenders party thereto from time to time (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of May 3, 2011, as heretofore amended (as so amended, the “Credit Agreement”; the defined terms of which are used herein unless otherwise defined herein).

B.                           SES Legacy Holdings, LLC (“SES Legacy”), as a newly created Subsidiary of the Parent Company, became a Guarantor and a party to the Security Agreement as a grantor thereunder pursuant to supplements to the Guaranty and to the Security Agreement entered into on November 30, 2016 as required under the Credit Agreement.

C.                           In connection with the Rule 144A Offering (as defined in Annex A attached hereto) and the corporate restructuring effected in connection therewith, SES Legacy is no longer a Subsidiary of the Parent Company, and therefore, the Borrower has requested that the Lenders release SES Legacy as a Guarantor under the Guaranty and release SES Legacy as a grantor under the Security Agreement.

D.                           Furthermore, the Borrower has requested that, subject to the terms and conditions of this Agreement, the Lenders agree to amend certain provisions of the Credit Agreement as set forth below.

THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the other parties hereto hereby agree as follows:

Section 1.               Defined Terms; Other Definitional Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.               Amendments to Credit Agreement.

2.1                      The Credit Agreement is hereby amended as reflected in Annex A attached hereto.

2.2                      Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby replaced in its entirety with Exhibit C attached hereto.

Section 3.               Borrower’s Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each Lender that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, and the representations and warranties contained in the other Credit Documents are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Change” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Change” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Credit Documents.

Section 4.               Guarantors Representations and Warranties.  Each Guarantor represents and warrants to the Administrative Agent and each Lender that: (a) after giving effect to this Agreement, its representations and warranties contained in the Guaranty Agreement to which such Guarantor is a party and the representations and warranties contained in the other Credit Documents to which such Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing under any Credit Document to which such Guarantor is a party; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents to which such Guarantor is a party are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Credit Documents.

Section 5.               Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:

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5.1                      Agreement.  The Administrative Agent shall have received multiple original counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

5.2                      Secretary’s Certificates.  The Administrative Agent shall have received a secretary’s certificate from each Credit Party certifying such Person’s (a) officers’ incumbency, (b) authorizing resolutions, (c) organizational documents, and (d) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party; or if applicable, as to each Credit Party, certifying that there has been no change thereto since the secretary’s certificate of such Credit Party most recently delivered in connection with the Credit Agreement or any amendment thereto.

5.3                      Certificates of Good Standing.  The Administrative Agent shall have received certificates of good standing for each Credit Party (other than International Western Company, Inc.) in each state in which each such Person is organized (and as requested by the Administrative Agent, in each state in which such Person is qualified to do business), which certificate shall be (a) dated a date not earlier than 30 days prior to Effective Date or (b) otherwise effective on the Effective Date.  The Administrative Agent shall have received evidence satisfactory to it that International Western Company, Inc. is in existence and good standing in North Dakota.

5.4                      Closing Certificate.  The Administrative Agent shall have received a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct, (B) no Default has occurred and is continuing; and (C) all conditions precedent set forth in this Section 5 have been met.

5.5                      Legal Opinion.  The Administrative Agent shall have received a legal opinion from Vinson & Elkins LLP as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent.

5.6                      Equity Issuance.  The Administrative Agent shall have received evidence satisfactory to it, in its sole discretion that, on or about the Effective Date, the Borrower has received not less than $150,000,000 of Equity Issuance Proceeds resulting from the Rule 144A Offering (as defined in Annex A attached hereto).

5.7                      Prepayments.  On or immediately prior to the Effective Date, with the Equity Issuance Proceeds resulting from the Rule 144A Offering, the Borrower shall have made (a) optional prepayment in full of all outstanding Term Advances, and (ii) optional prepayment in full of all outstanding Revolving Tranche B Advances.

5.8                      Payment of Fees.  The Borrower shall have paid (a) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, (b) the amendment fee required under Section 6.6 below, (c) all fees required under that certain Amendment Engagement Letter dated as of November 18, 2016, among Wells Fargo Securities, LLC, Wells Fargo, and Borrower, provided that the amendment fee required to be paid pursuant to clause (b) of this Section 5.8 shall be deemed to be (and shall not be in addition to) those certain upfront fees required under Section 2(b) of that certain Amendment Engagement Letter, and (d) such other fee to the Lenders as agreed to between the Borrower and Wells Fargo Securities, LLC.

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Section 6.               Acknowledgments and Agreements.

6.1                      Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

6.2                      The failure of the Lenders to give notice to any Credit Party of any Default or Event of Default is not intended to be, nor shall it be, a waiver thereof.  Each Credit Party hereby agrees and acknowledges that the Secured Parties require and will require strict performance by the Credit Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement, as amended hereby, and the other Credit Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), and no inaction or action by any Secured Party regarding any Default or Event of Default is intended to be or shall be a waiver thereof.  Each Credit Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Secured Party in the Credit Agreement or in any other Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

6.3                      The Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents.  Except as expressly provided in this Agreement, nothing in this Agreement shall constitute a waiver or relinquishment of (a) any Default or Event of Default under any of the Credit Documents, (b) any of the agreements, terms or conditions contained in any of the Credit Documents, (c) any rights or remedies of the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender with respect to the Credit Documents, or (d) the rights of the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.

6.4                      The Parent Company, the Borrower, each Guarantor, Administrative Agent, Issuing Lender and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Parent Company, the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, as amended, are not impaired in any respect by this Agreement.  Nothing contained herein shall be construed as a novation or termination of the Obligations.

6.5                      From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents as amended by this Agreement.  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

6.6                      In consideration of the agreements of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an amendment fee in an amount equal to 0.75% of such Lender’s Revolving Commitment after giving effect to this Agreement.  Each such amendment fee as to each Lender (i) is payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) is not refundable under any circumstances, (iii) will not be subject to

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counterclaim, defense, setoff or otherwise affected, (iv) is deemed fully earned by such Lender once the Effective Date has occurred, and (v) is due and payable on the Effective Date.

6.7                      On or before December 21, 2016, the Administrative Agent shall have received a certificate of good standing for International Western Company, Inc. in North Dakota, which certificate shall be (a) dated a date not earlier than 30 days prior to December 21, 2016, or (b) otherwise effective on December 21, 2016.

Section 7.               Reaffirmation of the Guaranty.  Except as set forth in Section 9 below with regard to SES Legacy, each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment of, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 8.               Reaffirmation of Security Documents.  Except as set forth in Section 9 below with regard to SES Legacy, each Credit Party (a) represents and warrants to the Administrative Agent and each Lender that it has no defenses to the enforcement of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the Liens granted by it) under each Security Document to which it is a party (including, as to the Parent Company, Liens encumbering the Equity Interests of Affirm and Peak), and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified heretofore, hereby and from time to time hereafter, and such other amounts in accordance with the terms of such Security Document, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Secured Obligations and are first priority, fully enforceable, non-avoidable and duly perfected Liens as required therein.

Section 9.               Guaranty and Lien Releases.

9.1                      Each Credit Party represents and warrants to the Administrative Agent and each Lender that SES Legacy (i) has no assets other than assets with de minimis value and the Equity Interests of the Parent Company, (ii) has no Subsidiaries or other investments other than Equity Interests of the Parent Company, (iii) has not engaged in any operations other than general and administrative activities related to the maintenance of its limited liability company existence, and (iv) has not received any Property from any other Credit Party other than the minimal initial cash capital contribution, if any, given to it in connection with its formation.

9.2                      In reliance on the representations and warranties provided in Section 9.1 above, effective as of Effective Date, each of the Lenders hereby agree that: (a) the obligations of SES Legacy under the Guaranty and under each other Credit Document are hereby released, terminated and no longer of any force and effect (except for those obligations that expressly survive the termination of the applicable Credit Document and release of any Lien created thereby) and SES Legacy shall no longer be a “Guarantor” or a “Grantor” thereunder (except as to those obligations that expressly survive the termination of the applicable Credit Document and release of any Lien created thereby), and (b) all assets of SES Legacy which constitute Collateral and all Equity Interests issued by SES Legacy which constitute Collateral are hereby released from the Liens created under the Security Documents.  The Administrative Agent shall, upon the reasonable request of the Borrower and at the sole cost and expense of the

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Borrower, execute and deliver such UCC-3 termination statements, releases of security interests and other instruments, in each case in proper form of recording, as the Borrower shall reasonably request to evidence the release expressly contemplated herein.  It is understood and agreed that the releases provided in this Section 9.2 (i) are expressly made condition upon the accuracy, in all material respects, of the representations and warranties provided in Section 9.1 above, (ii) shall not release any Guarantor other than SES Legacy as expressly provided above, and (iii) as to the Liens created under the Security Documents, are partial releases only which are expressly limited to the assets described above in this Section 9.2 and shall not release any other assets of any other Credit Party from the Liens created under the Credit Documents.

Section 10.        Release.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether  known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”).  Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 10.  In entering into this Agreement, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 10 shall survive the termination of this Agreement, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Section 11.        Lender Hold Harmless and Release.  Each Lender hereby acknowledges and agrees that (a) as part of the Credit Agreement, as amended hereby, Wells Fargo Bank, National Association (“WFB”) may forward to such Lender, from time to time, copies of certain appraisals, field exam reports, collateral audits and other collateral reports (collectively, “Reports”), (b) such Reports were prepared, or will be prepared, for WFB for its own internal purposes and if provided, are being, or will be, provided to such Lender on a confidential basis and such Reports shall not be reproduced, disseminated or discussed by such Lender without WFB’s express written consent except to its Affiliates, directors, officers, employees and agents in connection with the Credit Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Reports and instructed to keep such Reports confidential but, in any event, such Lender shall be responsible for such disclosure of such Reports by any such Person), as required under applicable Legal Requirement or to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority

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purporting to have jurisdiction over such Lender or its Affiliates, directors, officers, employees or agents (including any self-

regulatory authority, such as the National Association of Insurance Commissioners) , (c) if provided, such Reports are being, or will be, provided without any representation or warranty, expressed or implied, by WFB as to its accuracy or completeness, (d) WFB is making no representation or warranty of any kind related to or in connection with such Reports and WFB assumes no responsibility to make any such representation or warranty, (e) if provided, such Reports are being, or will be, provided solely for such Lender’s convenience, and (f) WFB does not have any responsibility for the creditworthiness or financial conditions of the Borrower or any Affiliate thereof.  Furthermore, each Lender hereby acknowledges and agrees that in making decisions under this Agreement and in the other Credit Documents, including the Credit Agreement, as amended hereby, such Lender is making its own credit analysis and decisions independently and without reliance on any Report or on WFB.  Without limiting the generality of Section 8.5 of the Credit Agreement, the Lenders severally agree to, and hereby do, indemnify and hold harmless Wells Fargo & Company, WFB and each of the foregoing’s Affiliates and each of the foregoing’s respective directors, officers, employees, and agents (each of the foregoing being an “WFB Indemnitee”) ratably according to the respective principal amounts of the Advances then held by each Lender (or if no principal of the Advances is at the time outstanding, ratably according to the respective Commitments held by each of them immediately prior to the termination, expiration or full reduction of each such Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including but not limited to attorneys’ fees) which may be imposed on or incurred by any WFB Indemnitee or asserted against any WFB Indemnitee by any third party, any Lender, the Borrower or any Affiliate thereof or any other Person, and in any way relating to or arising out of any Report (including as a result of such WFB Indemnitee’s own negligence regardless of whether such negligence is sole or contributory, active or passive, imputed, joint or technical) but not including to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have result from such WFB Indemnitee’s gross negligence or willful misconduct.  The terms of this Section 11 are solely for the benefit of the WFB Indemnitees and their respective successors and assigns and no other Person shall have or be entitled to assert rights or benefits under this Section 11.

Section 12.        Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 13.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 14.        Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 15.        Governing Law.  This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 16.        Patriot Act.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party

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and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 17.                                    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

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EXECUTED to be effective as of the date first above written.

BORROWER:

SELECT ENERGY SERVICES, LLC

By:	/s/ Gary M. Gillette
Gary M. Gillette
Chief Financial Officer and Secretary

GUARANTORS:

AFFIRM OILFIELD SERVICES, LLC
INTERNATIONAL WESTERN COMPANY, INC.
LONE STAR LLC
PEAK OILFIELD SERVICES, LLC
SELECT WATER REUSE, LLC
SELECT WESTERN COMPANY OF TEXAS, INC.
SES HOLDINGS, LLC

Each By:	/s/ John D. Schmitz
John D. Schmitz
Chief Executive Officer

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender,
Issuing Lender, Revolving Lender, and
Term Lender

By:	/s/ Whitney Wall
Name:Whitney Wall
Title:Director

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

BANK OF AMERICA, N.A.
as a Revolving Lender and Term Lender

By:	/s/ Michael J. Hammond
Name: Michael J. Hammond
Title:SVP

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

ZB, N.A. DBA AMEGY BANK
as a Revolving Lender and Term Lender

By:	/s/ Rachel Pletcher
Name: Rachel Pletcher
Title: Vice President

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

COMERICA BANK
as a Revolving Lender and Term Lender

By:	/s/ Chad Stephenson
Name: Chad Stephenson
Title:Vice President

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

REGIONS BANK
as a Revolving Lender and Term Lender

By:	/s/ Lynn Johnston
Name: Lynn Johnston
Title:Senior Vice President

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

JPMORGAN CHASE BANK, N.A.
as a Revolving Lender and Term Lender

By:	/s/ Gregory George
Name:	Gregory George
Title:	Managing Director

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

CITIBANK, N.A.
as a Revolving Lender and Term Lender

By:	/s/ Sugam Mehta
Name:	Sugam Mehta
Title:	Vice President

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

DEUTSCHE BANK AG NEW YORK BRANCH
as a Revolving Lender and Term Lender

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH
as a Revolving Lender and Term Lender

By:	/s/ Bryan J. Matthews
Name:	Bryan J. Matthews
Title:	Authorized Signatory

By:	/s/ Jeremy Roberts Stern
Name:	Jeremy Roberts Stern
Title:	Authorized Signatory

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

CADENCE BANK, N.A.
as a Revolving Lender and Term Lender

By:	/s/ Tim Ashe
Name:	Tim Ashe
Title:	Banking Officer

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

ROYAL BANK OF CANADA
as a Revolving Lender and Term Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

UBS AG, STAMFORD BRANCH
as a Revolving Lender and Term Lender

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director Banking Products Services, US

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director Banking Products Services, US

Signature Page to

Amendment No. 15 to Amended and Restated Credit Agreement

(Select Energy Services, LLC)

ANNEX A TO AMENDMENT NO. 15 TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 3, 2011

Among

SELECT ENERGY SERVICES, LLC
as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, Issuing Lender and Swing Line Lender,

and

THE LENDERS NAMED HEREIN

as Lenders

$175,000,000

WELLS FARGO SECURITIES, LLC

AS JOINT LEAD ARRANGER AND JOINT BOOKRUNNER

BANK OF AMERICA, N.A.

AS JOINT LEAD ARRANGER AND JOINT BOOKRUNNER

AND

AMEGY BANK NATIONAL ASSOCIATION, COMERICA BANK AND REGIONS BANK

as Co-Documentation Agents

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Section 9.22	Inconsistencies with Other Documents	121
Section 9.23	Integration	121

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SCHEDULES:

Schedule I	— Pricing Schedule
Schedule II	— Commitments, Contact Information
Schedule III	— Additional Conditions and Requirements for New Subsidiaries
Schedule 1.1	— Existing Letters of Credit
Schedule 1.3	— Lease Expense Savings
Schedule 3.1	— Owned and Leased Real Properties
Schedule 4.1	— Organizational Information
Schedule 4.9	— ERISA Matters
Schedule 4.10	— Environmental Matters
Schedule 4.11	— Subsidiaries
Schedule 6.3	— Permitted Investments

EXHIBITS:

Exhibit A	— Form of Assignment and Acceptance
Exhibit B	— [Intentionally Omitted]
Exhibit C	— Form of Compliance Certificate
Exhibit D	— Form of Custodial Agreement
Exhibit E	— Form of Guaranty
Exhibit F-1	— Form of Notice of Revolving Borrowing
Exhibit F-2	— Form of Notice of Term Borrowing
Exhibit G	— Form of Notice of Continuation or Conversion
Exhibit H	— Form of Pledge and Security Agreement
Exhibit I-1	— Form of Revolving Tranche A Note
Exhibit I-2	— Form of Swing Line Note
Exhibit I-3	— Form of Term Note
Exhibit I-4	— Form of Revolving Tranche B Note
Exhibit J	— Form of Notice of Mandatory Payment
Exhibit K	— Form of Notice of Optional Payment

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 3, 2011 is among (a) Select Energy Services, LLC, a Delaware limited liability company (the “Borrower”), (b) the Lenders (as defined below), and (c) Wells Fargo Bank, National Association as Swing Line Lender (as defined below), Issuing Lender (as defined below), and as Administrative Agent (as defined below) for the Lenders.

RECITALS

A.                                    The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the lenders party thereto, including certain of the Lenders (the “Existing Lenders”) have previously executed and delivered that certain Credit Agreement dated as of June 30, 2010, as heretofore amended (as so amended, the “Restated Agreement”).

B.                                    The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Existing Lenders together with the other new Lenders desire to amend and restate (but not extinguish) the Restated Agreement in its entirety as hereinafter set forth through the execution of this Agreement.

C.                                    It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Restated Agreement, not a new or substitute credit agreement or novation of the Restated Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, (i) do hereby agree that the Restated Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein, and (ii) do hereby further agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1                                    Certain Defined Terms.  The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected except for Excluded Perfection Collateral.

“Account Control Agreement” shall mean, as to any deposit account of any Credit Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account, the Administrative Agent and such other bank governing such deposit account.

“Acquisition” means the purchase by any Credit Party of any business, division or enterprise, including the purchase of associated assets or operations or the Equity Interests of a Person and for the avoidance of doubt, excludes purchases of equipment only with no other tangible or intangible property associated with such equipment purchase.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.00%.  Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

“Affiliate Sale/Leaseback” means any sale/leaseback transaction with an Affiliate of a Credit Party or with Mesa Real Estate Partners, LP, a Delaware limited partnership, that is permitted pursuant to Section 6.14.

“Affirm” means Affirm Oilfield Services, a Texas limited liability company, that, as of the Amendment No. 11 Effective Date, is a direct, wholly-owned Subsidiary of the Borrower.

“Affirm Disposition” means the sale, transfer or other disposition of (a) all or substantially all the assets of Affirm or (b) all Equity Interests of Affirm.

“Agreed Currency” means, subject to Section 1.7 and Section 1.8, (a) Dollars and (b) Canadian Dollars.

“Agreement” means this Amended and Restated Credit Agreement among the Borrower, the Lenders, the Swing Line Lender, the Issuing Lender and the Administrative Agent.

“Amendment No. 4” means that certain Master Assignment, Agreement, and Amendment No. 4 to Credit Agreement dated as of October 21, 2011 among the parties hereto which amends this Agreement.

“Amendment No. 4 Effective Date” means October 21, 2011.

“Amendment No. 6” means that certain Waiver and Amendment No. 6 to Credit Agreement dated as of February 28, 2012 among the parties hereto which amends this Agreement.

“Amendment No. 6 Effective Date” means February 28, 2012.

“Amendment No. 7” means that certain Amendment No. 7 to Credit Agreement dated as of August 24, 2012 among the parties hereto which amends this Agreement.

“Amendment No. 11” means that certain Amendment No. 11 to Credit Agreement dated as of the Amendment No. 11 Effective Date among the parties hereto which amends this Agreement.

“Amendment No. 11 Effective Date” means October 30, 2015.

“Amendment No. 12 Effective Date” means March 11, 2016.

“Amendment No. 13” means that certain Limited Waiver and Amendment No. 13 to Amended and Restated Credit Agreement dated as of July 1, 2016, among the parties thereto which amends this Agreement.

“Amendment No. 14” means that certain Waiver, Master Assignment and Amendment No. 14 to Amended and Restated Credit Agreement dated as of the Amendment No. 14 Effective Date among the parties thereto which amends this Agreement.

“Amendment No. 14 Effective Date” means September 22, 2016.

“Amendment No. 15 Effective Date” means December 20, 2016.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Credit Party from to time concerning or relating to bribery or corruption.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fee as set forth in Schedule I and subject to further adjustments as set forth in Section 2.8(c).

“Asset Sale” means (a) any sale, transfer, or other disposition of any Property, by any Credit Party and (b) any issuance or sale of any Equity Interests of any Subsidiary, in each case, to any Person other than a Credit Party; provided that, any sale, transfer or other disposition of Property from one Credit Party to another Credit Party as permitted under Section 6.8(a) and the sale of inventory in the ordinary course as permitted under Section 6.8(b) shall not constitute an “Asset Sale” for purposes of this Agreement.

“Asset Sale Payment Date” means (a) as to the Peak Disposition and the Affirm Disposition, the first Business Day following the receipt of proceeds of such disposition, (b) as to all other Asset Sales that are permitted hereunder, the last Business Day of the fiscal quarter during which such Asset Sale occurred, and (c) as to all other Asset Sales that are not permitted hereunder, the first Business Day following the receipt of proceeds of such disposition, or in any case, such later or earlier date as agreed to between the Borrower and the Majority Lenders.

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Availability” means, as of a date of determination, the excess of (a) the aggregate Revolving Commitments in effect at such time, over (b) the sum of (i) the outstanding amount of all Revolving Advances and Swing Line Advances plus (ii) the Letter of Credit Exposure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services Provider” means any Lender (other than a Defaulting Lender) or Affiliate of a Lender (other than a Defaulting Lender) that provides Banking Services to the Borrower or any Restricted Subsidiary.

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Lender (other than a Defaulting Lender) or any Affiliate of a Lender (other than a Defaulting Lender): (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“Bell Supply” means Bell Supply Company, LLC, a Texas limited liability company.

“Borrower” means Select Energy Services, LLC, a Delaware limited liability company.

“Borrowing” means a Revolving Borrowing, a Term Borrowing or a Swing Line Borrowing.

“Business Day” means a day other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas, and:

(a) if the applicable Business Day relates to any interest rate settings as to a Eurodollar Advance denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Advance, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Advance, means any such day on which dealings in deposits in Dollars are carried on by commercial banks in the London interbank market;

(b) if the applicable Business Day relates to any interest rate settings as to a Eurodollar Advance denominated in Canadian Dollars, means any such day on which dealings in deposits in Canadian Dollars are carried on by commercial banks in the London or other applicable offshore interbank market for Canadian Dollars; and

(c) if the applicable Business Day relates to any fundings, disbursements, settlements and payments in Canadian Dollars in respect of a Eurodollar Advance denominated in Canadian Dollars, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such

Eurodollar Advance (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in Toronto, Canada.

“Canadian Anti-Terrorism Laws” means the anti-terrorist provisions of the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the United Nations Suppression of Terrorism Regulations and the Anti-terrorism Act (Canada) and all regulations and orders made thereunder.

“Canadian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Dollars, the equivalent in Canadian Dollars of such amount, determined by the Administrative Agent using the Exchange Rate then in effect.

“Canadian Dollars” and “C$” means the lawful money of Canada.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

“Capital Expenditures Basket Amount” means:

(a)                                 for the period of time commencing on the Amendment No. 14 Effective Date and ending on December 31, 2016, $7,500,000;

(b)                                 for each fiscal quarter ending after December 31, 2016 but on or prior to December 31, 2017, an amount equal to (i) $35,000,000 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended since December 31, 2016;

(c)                                  for the fiscal quarter ending March 31, 2018, the greater of (i) 35,000,000 and (ii) 50% of the EBITDA for the four-fiscal quarter period ending December 31, 2017;

(d)                                 for the fiscal quarter ending June 30, 2018, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending March 31, 2018 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the fiscal quarter ending March 31, 2018;

(e)                                  for the fiscal quarter ending September 30, 2018, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending June 30, 2018 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the two-fiscal quarter period ending June 30, 2018;

(f)                                   for the fiscal quarter ending December 31, 2018, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending September 30, 2018 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the three-fiscal quarter period ending September 30, 2018;

(g)                                  for the fiscal quarter ending March 31, 2019, the greater of (i) 35,000,000 and (ii) 50% of the EBITDA for the four-fiscal quarter period ending December 31, 2018;

(h)                                 for the fiscal quarter ending June 30, 2019, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending March 31, 2019 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the fiscal quarter ending March 31, 2019;

(i)                                     for the fiscal quarter ending September 30, 2019, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending June 30, 2019 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the two-fiscal quarter period ending June 30, 2019;

(j)                                    for the fiscal quarter ending December 31, 2019, an amount equal to (i) the greater of (x) $35,000,000 and (y) 50% of the EBITDA for the four-fiscal quarter period ending September 30, 2019 minus (ii) Capital Expenditures (other than Equity Funded Capital Expenditures) expended in the three-fiscal quarter period ending September 30, 2019; and

(k)                                 for the fiscal quarter ending March 31, 2020, the greater of (i) 35,000,000 and (ii) 50% of the EBITDA for the four-fiscal quarter period ending December 31, 2019.

“Capitalization Ratio” means, as of the end of each fiscal quarter, the ratio (expressed as a percentage) of (a) all consolidated Debt of the Parent Company as of the last day of such fiscal quarter to (b) the Parent Company’s consolidated Total Capitalization as of the last day of such fiscal quarter.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person but specifically excluding Affiliate Sale/Leasebacks.

“Cash Collateral Account” means a special cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.2(h).

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Certificated Equipment” means any equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Change in Control” means the occurrence of any of the following events:

(a)                                 at any time, the Parent Company shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower;

(b)                                 prior to a Qualified IPO, the Permitted Holders, Crestview Entities and Crestview Co-Investors shall fail to collectively own, directly or indirectly, at least fifty-one percent (51%) of the Voting Securities of the Parent Company; or

(c)                                  after a Qualified IPO, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Permitted Holders, Crestview Entities and Crestview Co-Investors) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-three percent (33%) of the Voting Securities of the Parent Company or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Parent Company (or, if the Parent Company is managed by a manager, the majority of the members of the board of directors (or other equivalent governing body) of the Person entitled to appoint such manager) shall not constitute Continuing Directors; or

(d)                                 there shall have occurred under any indenture or other instrument evidencing any Debt or Equity Interests in excess of $7,500,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Debt or Equity Interests) obligating the Parent Company, any Guarantor, the Borrower or any of its Subsidiaries to repurchase, redeem or repay, or to offer to repurchase, redeem, or repay, all or any part of the Debt or Equity Interests provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” has the meaning set forth in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” or “Mortgaged Property” (as defined in each of the Mortgages and the Security Agreements, as applicable) or similar terms used in the Security Documents.  Collateral shall not include any Excluded Properties.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Directors” means (a) the directors (or equivalent) of the Parent Company on the Amendment No. 15 Effective Date (or, if the Parent Company is managed by a manager, the directors (or other equivalent) of the Person entitled to appoint such manager) and (b) each other director (or equivalent) of the Parent Company (or, if the Parent Company is managed by a manager, each other director (or other equivalent) of the Person entitled to appoint such manager) if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the Parent Company (or, if the Parent Company is managed by a manager, the board of director (or other equivalent governing body) of the Person entitled to appoint such manager) is approved by at least 51% of the then Continuing Directors.

“Commitment Fees” means the fees required under Section 2.7(a).

“Commitments” means, as to any Lender, its Revolving Commitment and its Term Commitment, if applicable.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit C.

“Computation Date” means initially the Amendment No. 6 Effective Date and thereafter, so long as any outstanding Revolving Tranche A Advance or Tranche A Letter of Credit is denominated in Canadian Dollars, (i) the last Business Day of each calendar quarter, (ii) the date of any proposed Revolving Tranche A Advance if the Administrative shall determine that a computation is necessary or the Majority Revolving Tranche A Lenders shall require a computation, (iii) the date of any proposed issue, increase, or expiration date extension of any Tranche A Letter of Credit if the Administrative shall determine that a computation is necessary or the Issuing Lender shall require a computation, (iv) the date of any reduction of the Revolving Tranche A Commitments pursuant to Section 2.1(c)(i)(A), (v) the date of any increase in the Revolving Tranche A Commitments under Section 2.15, (vi) the date of any reallocation provided in Section 2.16, and (vii) such additional dates as the Administrative Agent shall determine that a computation is necessary or the Majority Tranche A Revolving Lenders or Issuing Lender shall require a computation.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Parent Company, the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Covenant Changeover Condition” shall have been met if each of the following has occurred: (a) Leverage Ratio as of any fiscal quarter ending on or after December 31, 2016 is less than 3.00 to 1.00 and (b) the Borrower has delivered a Compliance Certificate (or for such period when the Leverage Ratio under Section 6.18 is not applicable, an officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent) setting forth a detailed calculation of such Leverage Ratio.

“Covenant Cure Payment” has the meaning set forth in Section 7.7.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, any Autoborrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors, including without limitation, the Parent Company.

“Crestview Co-Investor” means any Person who has invested in one or more funds or other investment vehicles managed by Crestview Partners II, L.P. and who, concurrently with one or more of the Crestview Entities, has (or upon the funding of the Exempt Crestview Equity will have) made a concurrent investment in the Parent Company; provided that, any such Person shall cease to be a “Crestview Co-Investor” if such concurrent investment made by one or more of the Crestview Entities is subsequently sold or otherwise transferred to any Person other than to another Crestview Entity.

“Crestview Entities” means, collectively, Crestview Partners II, L.P., a Delaware limited partnership and all wholly-owned subsidiaries of Crestview Partners II, L.P. that own an Equity Interest in the Parent Company.

“Custodial Agreement” means each custodial agreement now or hereafter executed in substantially the same form as Exhibit D.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery for a one (1) month period.

“Debt” means, for any Person, without duplication:  (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property, services, or Acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement (except that such obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.18 and 6.19); (h) Disqualified Equity Interests; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Incurrence” means any issuance or sale by the Parent Company, the Borrower or any other Subsidiary of any Debt after the Effective Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and cash equivalent investments received by the Parent Company, the Borrower or any other Subsidiary from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issue discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Parent Company, the Borrower or such Subsidiary from such Debt Incurrence.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless (i) with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such failure has been cured, or (ii) such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, (b) has indicated to the Administrative Agent, or has stated publicly, that such Lender will not fund any portion of the Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder, unless, with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such Lender actually funds such Advances or participations, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or unless, with the consent of the Administrative Agent (which consent may be withheld at the sole discretion of the Administrative Agent), such failure has been cured, (d) as to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender, or (e) has failed to confirm in writing to the Administrative Agent, for at least three Business Days, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder.  Any determination that a Lender is a Defaulting Lender will be made by the Administrative Agent in its sole discretion acting in good faith.

“Designated Currency” means, (a)(i) for Revolving Tranche A Advances that are Base Rate Advances, Dollars, and (ii) for Revolving Tranche A Advances that are Eurodollar Advances, Dollars or Canadian Dollars, (b) for Revolving Tranche B Advances, Dollars, and (c) for Swing Line Advances, Dollars.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or significant asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or significant asset sale event shall be subject to (i) the prior repayment in full of all Advances and all other Obligations, (ii) the prior termination and return of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender in their respective sole discretion shall have been made), and (iii) the prior termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or significant asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or significant asset sale event shall be subject to (i) the prior repayment in full of all Advances and all other Obligations, (ii) the prior termination and return of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender in their respective sole discretion shall have been made), and (iii) the prior termination of the Commitments), in whole or in part, (c) provide for any payment of dividends, any other Restricted Payment or any other payments in cash or any other

Property (other than solely in the form of Qualified Equity Interests), (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, or (e) have any “debt”-like features such as (but not limited to) (i) any amortization, any scheduled prepayments or any other prepayment terms, or (ii) any financial or other type of covenants other than covenants that are customary to common Equity Interests); provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Parent Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Parent Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined in respect of the most recent Computation Date) for the purchase of Dollars with Canadian Dollars.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of a Person that is not a Foreign Subsidiary.

“EBITDA” means, without duplication, for the Parent Company and for any period, the sum of:

(a) the Parent Company’s consolidated Net Income for such period plus

(b) to the extent deducted in determining Parent Company’s consolidated Net Income, Interest Expense, income taxes, depreciation, amortization and other non-cash charges for such period (including any non-cash charges resulting from option or similar equity grants) plus

(c) non-recurring costs and expenses that were directly incurred during the fiscal year ended December 31, 2015, or the fiscal quarter ending March 31, 2016, in connection with the Proposed Parent Company Disposition in an aggregate amount not to exceed $3,100,000 and to the extent such costs and expenses are not capitalized plus

(d) non-recurring costs and expenses (other than those described in clauses (c), (f), and (g)) that were directly incurred during the fiscal year ended December 31, 2015 in an aggregate amount not to exceed $250,000 and to the extent such costs and expenses are not capitalized plus

(e) cash restructuring costs in an aggregate amount up to $1,000,000 for any fiscal year and incurred in connection with Permitted Acquisitions plus

(f) non-recurring severance payments to former officers, employees, directors, or consultants of a Credit Party in connection with the termination of employment or consultancy of any such officer, employee, director or consultant in an aggregate amount not to exceed $3,500,000 during any consecutive four-fiscal quarter period plus

(g) non-recurring costs and expenses incurred in connection with any Strategic Transaction regardless of whether such Strategic Transaction is consummated, so long as (i) the aggregate amount of such costs and expenses does not exceed $1,000,000 in any consecutive four-fiscal quarter period, (ii) such costs and expenses are not capitalized, and (iii) the Administrative Agent has received evidence satisfactory to it, in its sole discretion, of the incurrence and accounting of such costs and expenses plus

(h) solely for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015, the lease expense savings to any Credit Party resulting from the termination of the leases for the Certificated Equipment that the Borrower acquired during the fiscal quarters ended June 30, 2015, September 30, 2015 or December 31, 2015, or the calendar month ended January 31, 2016; provided that, for any calendar month, the lease expense savings described in this clause (h) for such calendar month shall be an amount equal to the Dollar amount set forth next to such calendar month in Schedule 1.3 under the “TTM EBITDA Adjustment” column; plus

(i) to the extent deducted in determining Parent Company’s consolidated Net Income for such period, any cash charges or other expenses incurred in connection with Amendment No. 13, Amendment No. 14 or Amendment No. 15 during such period; plus

(j) the non-recurring costs and expenses incurred in connection with the Rule 144A Offering in an aggregate amount not to exceed $5,000,000; plus

(k) any non-recurring costs and expenses resulting from the payment of phantom equity to current and prior employees of the Credit Parties;

provided further that such EBITDA shall be subject to pro forma adjustments for Acquisitions, the acquisitions of Certificated Equipment described in clause (h), and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise acceptable to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means May 3, 2011.

“Eligible Assignee” means (a) a Lender (other than a Defaulting Lender), (b) any Affiliate of a Lender approved by the Administrative Agent, or (c) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or by the Administrative Agent and such approval to be deemed given by the Borrower if no objection is received by the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided to the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C.  9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Funded Acquisition” means an Acquisition that is funded with Qualified Equity Proceeds which have not been applied as a Covenant Cure Payment.  For the avoidance of doubt, if any Acquisition is funded partially with such Qualified Equity Proceeds, only the portion of such Acquisition funded with such Qualified Equity Proceeds shall constitute an Equity Funded Acquisition.

“Equity Funded Capital Expenditure” means a Capital Expenditure that is funded with Qualified Equity Proceeds which have not been applied as a Covenant Cure Payment.  For the avoidance of doubt, if any Capital Expenditure is funded partially with such Qualified Equity Proceeds, only the portion of such Capital Expenditure funded with such Qualified Equity Proceeds shall constitute an Equity Funded Capital Expenditure.

“Equity Funded Investment” means an investment in the form of Equity Interests to the extent that such investment is funded with Qualified Equity Proceeds which have not been applied as a Covenant Cure Payment.  For the avoidance of doubt, if any investment is funded partially with such Qualified Equity Proceeds, only the portion of such investment funded with such Qualified Equity Proceeds shall constitute an Equity Funded Investment.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Parent Company, any Guarantor, the Borrower or any Subsidiary other than equity securities issued (i) to the Borrower or one of its Subsidiaries, (ii) pursuant to employee or director and officer equity incentive plans in the ordinary course of business, or (iii) to the seller(s) as consideration in connection with any Acquisition.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Parent Company, any Guarantor, the Borrower or any Subsidiary from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).

“Eurodollar Base Rate” means (a) in determining Eurodollar Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR”, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/8th of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in the Designated Currency at 11:00 a.m.  (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in the Designated Currency for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for the Designated Currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period); provided further that if the rate determined under the preceding clause (a) or clause (b) is less than zero, then “Eurodollar Base Rate” shall be deemed to be zero for such determination.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities.  The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means, on any Business Day, (a) with respect to any calculation of the Dollar Equivalent on such date, the rate at which Canadian Dollars may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 a.m. Houston, Texas time on such date and (b) with respect to any calculation of the Canadian Dollar Equivalent, the rate at which Dollars may be exchanged into Canadian Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 a.m. Houston, Texas time on such date.  In the event that such rate does not appear on any such Reuters page, the “Exchange Rate” with respect to Canadian Dollars shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 10:00 a.m. local time at such date for the purchase of Canadian Dollars with Dollars or the purchase of Dollars with Canadian Dollars, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for Canadian Dollars) as it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error.

“Excluded Perfection Collateral” shall mean, collectively, (a)(i) letter of credit rights and (ii) commercial tort claims, and (b) any General Intangibles (as defined in the Security Agreement) and other Property (i) in which a security interest cannot be perfected by the filing of a financing statement under the UCC, PPSA or a similar filing under the respective foreign jurisdiction, and (ii) with respect to which the Administrative Agent has determined, in its sole discretion that the cost of perfecting a security interest in such Property is excessive in relation to the value of the Lien to be afforded thereby; provided that if (y) an Event of Default has occurred and is continuing, the Administrative Agent, in its sole discretion, may elect to no longer treat any of the foregoing as “Excluded Perfection Collateral,” and (z)(i) if such letter of credit rights exceed $1,000,000 in the aggregate, (ii) the amount of damages reasonably expected to be claimed from such commercial tort claims exceeds $1,000,000 in the aggregate, or (iii) such General Intangibles exceed $1,000,000 in the aggregate, then the Administrative Agent, in its sole discretion, may elect to no longer treat such letter of credit rights, commercial tort claims, or General Intangibles, respectively, as “Excluded Perfection Collateral.”

“Excluded Properties” means all leased real property of any Credit Party; provided that, Excluded Properties shall not include any System Property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation under any Hedging Arrangement if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such obligation.  If an obligation under any Hedging Arrangements arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Tax” has the meaning set forth in Section 2.13(a).

“Exempt Crestview Equity” means the funding of equity contribution to the Parent Company after the Effective Date by Crestview and any Crestview Co-Investor so long as (a) any such investment by Crestview Co-Investors shall be in conjunction with an investment made by Crestview and (b) the terms of such investment shall be substantially similar with the terms of the Original Crestview Investment.

“Existing Letter of Credit” means the letter of credit issued or deemed issued under the Restated Agreement including those listed on Schedule 1.1.

“Extraordinary Receipts” means any proceeds of insurance, including any insurance proceeds resulting from a Casualty Event, property insurance proceeds, and life insurance proceeds, and any other extraordinary cash receipts, including any award or other compensation as a result of a Casualty Event and any settlement or other litigation proceeds.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent, and (c) in any event, such rate shall not be less than 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means (a) that certain engagement and fee letter dated as of March 23, 2011, between the Borrower and Wells Fargo Securities, LLC, (b) that certain engagement and fee letter dated as of October 18, 2011, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (c) that certain fee letter dated as of February 28, 2012, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (d) that certain fee letter dated as of February 22, 2013, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (e) that certain fee letter dated March 12, 2014, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (f) that certain fee letter dated September 30, 2015, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (g) that certain fee letter dated March 11, 2016, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, (h) that certain fee letter dated July 19, 2016, among the Borrower, Wells Fargo Securities, LLC and Wells Fargo, and (i) that certain fee letter dated November 18, 2016 among the Borrower, Wells Fargo Securities, LLC and Wells Fargo.

“Financial Statements” means (a) for each fiscal quarter or fiscal year ended on or prior to September 30, 2011, the consolidated financial statements of the Borrower and its Subsidiaries, including the related consolidated statements of income or operations, retained earnings, shareholders’ equity, including changes in equity, and cash flow for such period as well as a balance sheet as of the end of such period, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and (b) for the fiscal year ended December 31, 2011 and for each fiscal period ending thereafter, the consolidated financial statements of the Parent Company and its Subsidiaries (other than Bell Supply) and the consolidating financial statements of the Parent Company and its Subsidiaries (other than Bell Supply), in each case, including the related consolidated and consolidating statements of income or operations, retained earnings, shareholders’ equity, including changes in equity, and cash flow for such period as well as a balance sheet as of the end of such period, setting forth in each case in comparative form the figures for the previous fiscal year and the corresponding fiscal period in the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not organized or incorporated in the United States or any State or territory thereof.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means, with respect to any Person, any foreign governmental authority (including any supra-national bodies such as the European Union or the European Central Bank), the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) the Subsidiaries of the Borrower listed on Schedule 4.11; (b) each Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty; (c) the Parent Company; and (d) Peak and Affirm until such time when the Peak Disposition and the Affirm Disposition, respectively, occurs in accordance with the terms required hereunder.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit E.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Interest Coverage Ratio” means, as of each fiscal quarter end, the ratio of (a) the Parent Company’s consolidated EBITDA for the four-fiscal quarter period then ended to (b) the Parent Company’s consolidated Interest Expense for such four-fiscal quarter period then ended.

“Indemnified Tax” has the meaning set forth in Section 2.13(a).

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Person in connection with any Debt (including but not limited to Debt under this Agreement) for such period (excluding the arrangement fees and the upfront fees due pursuant to the Fee Letter to the Administrative Agent and the Lenders and the arrangement fees and the upfront fees due pursuant to the Fee Letter (as defined in the Restated Agreement), in each case, on or prior to the Effective Date), whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Secured Obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4.  The duration of each such Interest Period shall be one, three, or six months, in each case as the Borrower may select, provided that:

(a)           the Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Term Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.6(b);

(b)           Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d)           any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(e)           the Borrower may not select any Interest Period for any Advance which ends after the Term Maturity Date or the Revolving Maturity Date, as applicable.

“Issuing Lender” means (a) for purposes of the Existing Letter of Credit issued by Amegy Bank National Association, Amegy Bank National Association and (b) for all other Letters of Credit, Wells Fargo, in its capacity as the Lender that issues Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement; provided that, where the context may require, “Issuing Lender” shall mean each, either or both of the foregoing, as applicable.

“Joint Venture Debt” has the meaning set forth in Section 6.1(k) of this Agreement.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lender Insolvency Event” means that (a) a Lender or its Lender Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) such Lender or its Lender Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent Company, or such Lender or its Lender Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender Insolvency Event shall not be triggered solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Lender Parent Company by a governmental authority or an instrumentality thereof, or (c) a Lender or its Lender Parent Company has become the subject of a Bail-In Action.

“Lender Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender and references the Revolving Lenders and the Term Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any Tranche A Letter of Credit and any Tranche B Letter of Credit, as applicable.

“Letter of Credit Application” mean a Tranche A Letter of Credit Application or a Tranche B Letter of Credit Application, as applicable.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of determination by the Administrative Agent, the Tranche A Letter of Credit Exposure plus the Tranche B Letter of Credit Exposure.

“Letter of Credit Obligations” means the Tranche A Letter of Credit Obligations and the Tranche B Letter of Credit Obligations, as applicable.

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) all consolidated Debt (other than Debt under Hedging Arrangements) of the Parent Company as of the last day of such fiscal quarter to (b) the Parent Company’s consolidated EBITDA for the four-fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent.  All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, as of a date of determination, the sum of (a) an amount equal to (i) the aggregate Revolving Commitments in effect at such time, minus (ii) the sum of (A) the outstanding amount of all Revolving Advances and Swing Line Advances plus (B) the Letter of Credit Exposure, plus (b) readily and immediately available cash held in deposit accounts of any Credit Party (other than the Cash Collateral Account); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to Security Documents

“Maintenance Capital Expenditure” means Capital Expenditures made by any Credit Party to maintain the operations of any Credit Party at current levels; provided however, the parties acknowledge that Capital Expenditures made to replace existing equipment or to extend the life of existing fixed assets shall constitute Maintenance Capital Expenditures.

“Majority Lenders” means (a) other than as provided in clauses (b) and (c) below, three or more Lenders holding greater than 50% of the aggregate Maximum Exposure Amount, (b) at any time when there is only two Lenders, both Lenders, and (c) at any time when there is only one Lender, such Lender; provided that,

(i) with respect to amendments, waivers or consents relating to Section 2.1(a)(i) and Section 2.1(c)(i)(A), “Majority Lenders” means the Majority Revolving Tranche A Lenders;

(ii) with respect to amendments, waivers or consents relating to Section 2.1(a)(ii) and Section 2.1(c)(i)(B), “Majority Lenders” means the Majority Revolving Tranche B Lenders;

(iii) with respect to amendments, waivers or consents relating to Section 2.1(b) and Section 2.1(c)(ii), “Majority Lenders” means the Majority Term Lenders;

(iv) with respect to Section 2.4(c)(v), “Majority Lenders” means Lenders that would be required to fund more than 50% of the Eurodollar Advances comprising such requested Borrowing;

(v) with respect to (i) Section 7.2(a)(i) as it pertains to the Revolving Tranche A Commitments and (ii) Sections 7.2(b)(i) and 7.3(b)(i), “Majority Lenders” means the Majority Revolving Tranche A Lenders;

(vi) with respect to (i) Section 7.2(a)(i) as it pertains to the Revolving Tranche B Commitments and (ii) Sections 7.2(b)(ii) and 7.3(b)(ii), “Majority Lenders” means the Majority Revolving Tranche B Lenders; and

(vii) in any event, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Majority Revolving Lenders” means the Majority Revolving Tranche A Lenders and the Majority Revolving Tranche B Lenders.

“Majority Revolving Tranche A Lenders” means (a) other than as provided in clause (b) and (c) below, three or more Revolving Tranche A Lenders holding greater than 50% of the sum of (i) the aggregate unfunded Revolving Tranche A Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Tranche A Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Tranche A Letter of Credit Exposure (including any such Tranche A Letter of Credit Exposure that has been reallocated pursuant to Section 2.16)); (b) at any time when there are only two Revolving Tranche A Lenders, both Revolving Tranche A Lenders, and (c) at any time when there is only one Revolving Tranche A Lender, such Revolving Tranche A Lender; provided that, in any event, if there are two or more Revolving Tranche A Lenders, the Revolving Tranche A Commitment of, and the portion of the Revolving Tranche A Advances and Tranche A Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Tranche A Revolving Lenders unless all Revolving Tranche A Lenders are Defaulting Lenders.

“Majority Revolving Tranche B Lenders” means (a) other than as provided in clause (b) and (c) below, three or more Revolving Tranche B Lenders holding greater than 50% of the sum of (i) the aggregate unfunded Revolving Tranche B Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Tranche B Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Tranche B Letter of Credit Exposure (including any such Tranche B Letter of Credit Exposure that has been reallocated pursuant to Section 2.16) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Tranche B Note); (b) at any time when there are only two Revolving Tranche B Lenders, both Revolving Tranche B Lenders, and (c) at any time when there is only one Revolving Tranche B Lender, such Revolving Tranche B Lender; provided that, in any event, if there are two or more Revolving Tranche B Lenders, the Revolving Tranche B Commitment of, and the portion of the Revolving Tranche B Advances and Tranche B Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Tranche B Revolving Lenders unless all Revolving Tranche B Lenders are Defaulting Lenders.

“Majority Term Lenders” means (a) other than as provided in clauses (b) and (c) below, two or more Term Lenders holding greater than 50% of the then aggregate unpaid principal amount of the Term Notes, (b) at any time when there are only two Term Lenders, both Term Lenders, and (c) at any time when there is only one Term Lender, such Term Lender.

“Material Adverse Change” means a material adverse change (a) in the business, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole, since the Effective Date (unless an earlier date is provided for in this Agreement); (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; or (c) on any Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranties or any other Credit Document.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Revolving Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Revolving Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note); plus (c) the aggregate unpaid principal amount of the Term Note held by such Lender at such time.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Muscle Wall” means Muscle Wall Holdings, LLC, a Texas limited liability company.

“Net Cash Proceeds” means with respect to any sale, transfer, or other disposition of any Property belonging to any Person (including the sale or transfer of stock or other Equity Interest and property insurance proceeds) all cash and Liquid Investments received from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with any such sale, transfer, or other disposition; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of such Person and its Affiliates directly related to such sale, transfer or other disposition.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Net Invoiced Costs” means, as to the purchase of any equipment by a Credit Party, (a) the invoice cost for such equipment as set forth in a written invoice provided by the seller of such equipment to the applicable Credit Party minus (b) to the extent included or otherwise reflected in the invoice cost described in preceding clause (a), all fees and expenses over and above the actual purchase price of the equipment incurred by a Credit Party, including but not limited to, delivery fees, interest charges, finance fees, and other closing fees and expenses.

“NOLV” means with respect to any fixed assets of any Credit Party permanently located in the United States of America and any machinery, parts, equipment and other fixed assets acquired by a Credit Party the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by a written appraisal conducted by an industry recognized third party appraiser acceptable to the Administrative Agent.

“Non-Defaulting Lender” means any Lender that is not then a Defaulting Lender.

“Non-Obligor Entity” means (a) Muscle Wall and its Subsidiaries so long as such Person is not wholly-owned Subsidiary of the Borrower, and (b) each Subsidiary or Affiliate of the Parent Company other than the Borrower or any Guarantor that is a Subsidiary of the Borrower.

“Nonordinary Course Asset Sales” means, any sales, conveyances, or other transfers of Property made by any Credit Party (a) of any division of any Credit Party, (b) of the Equity Interest in (i) the Borrower by the Borrower or any Subsidiary or (ii) a Subsidiary by the Borrower or any Subsidiary or (c) outside the ordinary course of business of any assets of any Credit Party, whether in a transaction or related series of transactions.

“Non-Wholly Owned Subsidiary” means each Subsidiary that meets each of the following conditions:  (a) the Borrower, directly or indirectly, owns at least 80% of the Voting Securities of such Subsidiary, (b) such Subsidiary was formed or acquired in connection with a Permitted Acquisition, and (c) there is no applicable Legal Requirement nor any contract (including any organizational document of such Subsidiary) which prohibits, restricts, or otherwise limits (i) such Subsidiary from providing an unconditional guarantee of all of the Obligations, (ii) such Subsidiary from pledging or assigning 100% of its assets as collateral for the Obligations, or (iii) the holder of the Equity Interests in such Subsidiary from pledging such Equity Interests as collateral for the Obligations, in each case, other than the ordinary course consents required by the governing body of such Subsidiary.

“Notes” means the Revolving Notes, the Term Notes and the Swing Line Note.

“Notice of Borrowing” means a Notice of Revolving Borrowing or a Notice of Term Borrowing.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit G.

“Notice of Mandatory Payment” means a notice of payment signed by a Responsible Officer of the Borrower in substantially the same form as Exhibit J.

“Notice of Optional Payment” means a notice of payment signed by a Responsible Officer of the Borrower in substantially the same form as Exhibit K.

“Notice of Revolving Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit F-1.

“Notice of Term Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit F-2.

“Obligations” means (a) all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations and (b) all obligations of the Borrower or any other Credit Party owing to Swap Counterparty under any Hedge Arrangements.

“OFAC”  means The Office of Foreign Assets Control of the US Department of Treasury.

“Original Crestview Investment” means the purchase by Crestview from the Parent Company of 1,250,000 Class A Units of the Parent Company pursuant to the terms of the Original Crestview Purchase Agreement.

“Original Crestview Purchase Agreement” means that certain Unit Purchase Agreement dated as of May 7, 2010 between the Parent Company and Crestview Partners II SES Investment, LLC, a Delaware limited liability company, as in effect on the Effective Date.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” has the meaning set forth in Section 2.13(b).

“Parent Company” means SES Holdings, LLC, a Delaware limited liability company.

“Participant Register” has the meaning set forth in Section 9.7(d).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Peak” means Peak Oilfield Services, LLC, a Texas limited liability company, that, as of the Amendment No. 11 Effective Date, is a direct, wholly-owned Subsidiary of the Borrower.

“Peak Disposition” means the sale, transfer or other disposition of (a) all or substantially all the assets of Peak or (b) all Equity Interests of Peak.

“Permitted Acquisition” means any Acquisition that is permitted under Section 6.4.

“Permitted Asset Sale” means any Asset Sale that is permitted under Section 6.8 other than (a) any sale, transfer or other disposition of Property from one Credit Party to another Credit Party as permitted under Section 6.8(a) and (b) the sale of inventory in the ordinary course as permitted under Section 6.8(b).

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Holder” means any of the following: (a) any individual that, as of the Effective Date, is actively engaged in the management of the Borrower as an officer, director, manager or employee, (b) the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors, and (c) any trust or other Person established for estate planning purpose that are controlled by, and established for the sole benefit of, any of the foregoing.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Permitted Redemptions” means the redemption of Equity Interests of the Parent Company pursuant to put rights held by equity holders as of the date of this Agreement and disclosed in the Financial Statements of the Borrower delivered pursuant to Section 1.3 hereof.

“Permitted Subordinated Debt” means Debt of any Credit Party to any Person, the payment of all principal, interest, fees and other amounts in respect of which have been subordinated to the payment of the Obligations in a manner, and pursuant to documentation, satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion and which have a maturity date that is no earlier than one hundred eighty (180) days after the later of (A) the scheduled Term Maturity Date, and (B) the scheduled Revolving Maturity Date.

“Permitted Tax Distributions” means, for any taxable period or portion thereof in which the Parent Company is a pass through entity (including a disregarded entity or partnership) for federal income tax purposes, payments and distributions which are distributed to the direct or indirect holders of the Equity Interests of the Parent Company on or prior to each estimated payment date as well as each other applicable due date to enable such holders to (i) timely make payments of federal, state and local taxes for such taxable period as a result of the operations of the Parent Company not to exceed the product of (a) the net taxable income (which shall mean the net taxable income of the Parent Company required to be reported to its holders for federal income tax purposes) of the Parent Company for such period, and (b) the highest applicable marginal U.S. federal, state and local tax rates applicable to an individual or, if higher, a corporation resident in New York City, New York and (ii) meet its obligations under the Tax Receivable Agreements; provided that, for purposes of determining the amount of Permitted Tax Distributions under this Agreement, the calculation of tax liability pursuant to clause (i)(a) above shall be based on the consolidated earnings of the Borrower and any Subsidiary of the Parent Company that is a Guarantor, which consolidated earnings shall not include any earnings of any Subsidiary that is not a “pass-through” entity for federal tax purposes.  For the avoidance of doubt, to the extent the Parent Company makes distributions described in clause (ii) above, the Tax benefits with respect to which such distributions were made shall be taken into account in determining any amount that shall be permitted to be distributed under clause (i) above.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Pipeline Acquisition” means one or more acquisitions of System Property in an amount not to exceed the Pipeline Acquisition Equity Amount; provided that if any such acquisition exceeds, individually or in the aggregate, the Pipeline Acquisition Equity Amount, the portion of the acquisition in an amount equal to the Pipeline Acquisition Equity Amount shall nevertheless constitute a “Pipeline Acquisition”.

“Pipeline Acquisition Equity Amount” means, at any time, an amount equal to the difference between (x) the excess, if any, of Qualified Equity Proceeds resulting from the Rule 144A Offering over $150,000,000; provided that such excess will not exceed $50,000,000 minus (y) any Qualified Equity Proceeds from the Rule 144A Offering that have been previously applied (i) as a Covenant Cure Payment, (ii) towards an Equity Funded Acquisition, (iii) towards an Equity Funded Investment or (iv) towards an Equity Funded Capital Expenditure.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“PPSA” means the Personal Property Security Act (Alberta), as amended from time to time, and any other similar legislation of any Canadian province or territory.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Proposed Parent Company Disposition” means the disposition of all Equity Interests of the Parent Company that was proposed, but not consummated, during the fiscal quarter ended December 31, 2015.

“Qualified ECP Guarantor” means, in respect of any Hedging Arrangement, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Hedging Arrangement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Equity Proceeds” means (a) all cash and cash equivalent investments received by the Parent Company, the Borrower or any Subsidiary from the Equity Issuance of Qualified Equity Interests (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance and (b) all cash contribution made on account of existing Qualified Equity Interests.

“Qualified IPO” means an initial public offering of Equity Interests by the Parent Company or, following the Rule 144A Offering, any direct or indirect parent of the Parent Company, in a public offering pursuant to a registration statement that has been declared effective by the Securities Exchange Commission under the Securities Act of 1933 (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan), pursuant to which such Equity Interests will be listed on the Nasdaq National Market or The New York Stock Exchange.

“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.

“Register” has the meaning set forth in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Required Lenders” means (a) other than as provided in clauses (b) and (c) below, three or more Lenders holding greater than 80% of the aggregate Maximum Exposure Amount, (b) at any time when there is only two Lenders, both Lenders, and (c) at any time when there is only one Lender, such Lender; provided that,

(i) with respect to amendments, waivers or consents relating to Section 2.1(a)(i) and Section 2.1(c)(i)(A), “Required Lenders” means the Required Revolving Tranche A Lenders;

(ii) with respect to amendments, waivers or consents relating to Section 2.1(a)(ii) and Section 2.1(c)(i)(B), “Required Lenders” means the Required Revolving Tranche B Lenders;

(iii) with respect to amendments, waivers or consents relating to Section 2.1(b) and Section 2.1(c)(ii), “Required Lenders” means the Required Term Lenders;

(iv) with respect to Section 2.4(c)(v), “Required Lenders” means Lenders that would be required to fund more than 80% of the Eurodollar Advances comprising such requested Borrowing;

(v) with respect to Section 7.2(a)(i), “Required Lenders” means the Required Revolving Lenders;

(vi) with respect to Sections 7.2(b)(i) and 7.3(b)(i), “Required Lenders” means the Required Revolving Tranche A Lenders;

(vii) with respect to Sections 7.2(b)(ii) and 7.3(b)(ii), “Required Lenders” means the Required Revolving Tranche B Lenders; and

(viii) in any event, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all Lenders are Defaulting Lenders.

“Required Revolving Lenders” means the Required Revolving Tranche A Lenders and the Required Revolving Tranche B Lenders.

“Required Revolving Tranche A Lenders” means (a) other than as provided in clause (b) and (c) below, three or more Revolving Tranche A Lenders holding greater than 80% of the sum of (i) the aggregate unfunded Revolving Tranche A Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Tranche A Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Tranche A Letter of Credit Exposure (including any such Tranche A Letter of Credit Exposure that has been reallocated pursuant to Section 2.16)); (b) at any time when there are only two Revolving Tranche A Lenders, both Revolving Tranche A Lenders, and (c) at any time when there is only one Revolving Tranche A Lender, such Revolving Tranche A Lender; provided that, in any event, if there are two or more Revolving Tranche A Lenders, the Revolving Tranche A Commitment of, and the portion of the Revolving Tranche A Advances and Tranche A Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A Revolving Lenders unless all Revolving Tranche A Lenders are Defaulting Lenders.

“Required Revolving Tranche B Lenders” means (a) other than as provided in clause (b) and (c) below, three or more Revolving Tranche B Lenders holding greater than 80% of the sum of (i) the aggregate unfunded Revolving Tranche B Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Tranche B Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Tranche B Letter of Credit Exposure (including any such Tranche B Letter of Credit Exposure that has been reallocated pursuant to Section 2.16) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Tranche B Note); (b) at any time when there are only two Revolving Tranche B Lenders, both Revolving Tranche B Lenders, and (c) at any time when there is only one Revolving Tranche B Lender, such Revolving Tranche B Lender; provided that, in any event, if there are two or more Revolving Tranche B Lenders, the Revolving Tranche B Commitment of, and the portion of the Revolving Tranche B Advances and Tranche B Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche B Revolving Lenders unless all Revolving Tranche B Lenders are Defaulting Lenders.

“Required Term Lenders” means (a) other than as provided in clauses (b) and (c) below, two or more Term Lenders holding greater than 80% of the then aggregate unpaid principal amount of the Term Notes, (b) at any time when there are only two Term Lenders, both Term Lenders, and (c) at any time when there is only one Term Lender, such Term Lender.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such

Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) on account of any Equity Interest of such Person, including in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal, interest, fee or other payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in Qualified Equity Interests of such Person or warrants, options or other rights to purchase such Qualified Equity Interests.

“Revolving Advance” means a Revolving Tranche A Advance and a Revolving Tranche B Advance, as applicable.

“Revolving Borrowing” means a Revolving Tranche A Borrowing and a Revolving Tranche B Borrowing, as applicable.

“Revolving Commitments” means, as to any Lender, its Revolving Tranche A Commitment and its Revolving Tranche B Commitment, if applicable.

“Revolving Lenders” means the Revolving Tranche A Lenders and the Revolving Tranche B Lenders.

“Revolving Maturity Date” means the earlier of (a) February 28, 2020 and (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(c) or Article 7.

“Revolving Note” means a Revolving Tranche A Note and a Revolving Tranche B Note, as applicable.

“Revolving Tranche A Advance” means any advance by a Revolving Tranche A Lender to the Borrower as part of a Revolving Tranche A Borrowing.

“Revolving Tranche A Borrowing” means a Borrowing consisting of simultaneous Revolving Tranche A Advances of the same Type made by the Revolving Tranche A Lenders pursuant to Section 2.1(a)(i) or Converted by each Lender to Revolving Tranche A Advances of a different Type pursuant to Section 2.4(b).

“Revolving Tranche A Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Tranche A Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Revolving Tranche A Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c)(i)(A); provided that, after the Revolving Maturity Date, the Revolving Tranche A Commitment for each Lender shall be zero.  The aggregate amount of the Revolving Tranche A Commitment on the Amendment No. 11 Effective Date is $0.

“Revolving Tranche A Lenders” means Lenders having a Revolving Tranche A Commitment or if such Revolving Tranche A Commitments have been terminated, Lenders that are owed Revolving Tranche A Advances.

“Revolving Tranche A Loan” means the aggregate principal from a Revolving Tranche A Lender which represents such Revolving Tranche A Lender’s ratable share of a Revolving Tranche A Borrowing.

“Revolving Tranche A Note” means a promissory note of the Borrower payable to a Lender in the amount of such Lender’s Revolving Tranche A Commitment, in substantially the same form as Exhibit I -1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Tranche A Advances owing to such Lender.

“Revolving Tranche A Pro Rata Share” means, at any time with respect to any Revolving Tranche A Lender, (i) the ratio (expressed as a percentage) of such Lender’s Revolving Tranche A Commitment at such time to the aggregate Revolving Tranche A Commitments at such time, or (ii) if all of the Revolving Tranche A Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Tranche A Advances at such time to the total aggregate outstanding Revolving Tranche A Advances at such time.

“Revolving Tranche B Advance” means any advance by a Revolving Tranche B Lender to the Borrower as part of a Revolving Tranche B Borrowing.

“Revolving Tranche B Borrowing” means a Borrowing consisting of simultaneous Revolving Tranche B Advances of the same Type made by the Revolving Tranche B Lenders pursuant to Section 2.1(a)(ii) or Converted by each Lender to Revolving Tranche B Advances of a different Type pursuant to Section 2.4(b).

“Revolving Tranche B Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Tranche B Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Revolving Tranche B Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c)(i)(B); provided that, after the Revolving Maturity Date, the Revolving Tranche B Commitment for each Lender shall be zero.  Subject to Section 2.1(c)(i)(B)(2), the aggregate amount of the Revolving Tranche B Commitment on the Amendment No. 15 Effective Date is $100,000,000.

“Revolving Tranche B Lenders” means Lenders having a Revolving Tranche B Commitment or if such Revolving Tranche B Commitments have been terminated, Lenders that are owed Revolving Tranche B Advances.

“Revolving Tranche B Loan” means the aggregate principal from a Revolving Tranche B Lender which represents such Revolving Tranche B Lender’s ratable share of a Revolving Tranche B Borrowing.

“Revolving Tranche B Note” means a promissory note of the Borrower payable to a Lender in the amount of such Lender’s Revolving Tranche B Commitment, in substantially the same form as Exhibit I-4, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Tranche B Advances owing to such Lender.

“Revolving Tranche B Pro Rata Share” means, at any time with respect to any Revolving Tranche B Lender, (i) the ratio (expressed as a percentage) of such Lender’s Revolving Tranche B Commitment at such time to the aggregate Revolving Tranche B Commitments at such time, or (ii) if all of the Revolving Tranche B Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Tranche B Advances at such time to the total aggregate outstanding Revolving Tranche B Advances at such time.

“Rule 144A Offering” means (i) an offering of Class A-1 Common Stock to the initial purchasers and the resale of the Class A-1 Common Stock by the initial purchasers to “qualified institutional buyers” as defined in Rule 144A under the Securities Act or to certain persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, which offering may be purchased on a firm commitment basis, sold by underwriters on an agency, best efforts or reasonable efforts basis, or not involve underwriters, and (ii) a private placement with a placement agent to “accredited investors,” as defined in Rule 501 under Regulation D of the Securities Act, in each case, consummated prior to or concurrently with the Amendment No. 15 Effective Date.

“Sale/Leaseback Funded CapEx” means Capital Expenditures that are fully recouped solely with Net Cash Proceeds received by a Credit Party from an Affiliate Sale/Leaseback that is completed within twelve months after the incurrence of such Capital Expenditure.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be determined by the Administrative Agent or Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

“Sanctions” has the meaning set forth in Section 4.19.

“SEC” means, the Securities and Exchange Commission.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (b) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Banking Service Providers.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit H.

“Security Documents” means, collectively, the Mortgages, Security Agreements, and any and all other instruments, documents or agreements, including Account Control Agreements and Custodial Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business,

(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Strategic Transaction” means any strategic transaction that is a sale, disposition, or other transfer of (a) any material business, division, or enterprise of the Parent Company, the Borrower or any Subsidiary, including the sale, disposition, or other transfer of the associated assets or operations, or (b) any Equity Interests of the Parent Company or the Borrower.

“Subject Lender” has the meaning set forth in Section 2.14.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder.  Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Parent Company.

“Swap Counterparty” means any Person that was, on the date such Hedging Arrangement was entered into, a Lender or an Affiliate of a Lender, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3 or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Sublimit Amount” means $5,000,000; provided that, on and after the Revolving Maturity Date, the Swing Line Sublimit Amount shall be zero.

“Swing Line Lender” means Wells Fargo.

“Swing Line Note” means the promissory note made by the Borrower payable to the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit I-2.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender and (iii) the Revolving Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

“System Property” means any pipeline system and any storage system (for water, any commodities or any other Property), including all pipelines, gathering lines, gathering receipt, lay flat hose, valves, meters, relay stations, pump stations, meter stations, compressors, fittings, valves, pipeline stations, separators, tanks, skids, communication systems and equipment, water storage ponds, buildings and other equipment and machinery used or useful in connection therewith, and all leases, leasehold interests, rights of way, easements, servitudes, permits and other instruments and rights in any way appertaining and belong to, or used or useful in connection therewith (including salt water disposal leases).

“Tangible Net Assets” means, as of any date of determination, (a) the consolidated net book value of all assets of the Parent Company and its consolidated Subsidiaries as of such date minus (b) the consolidated net book value of all intangible assets of the Parent Company and its consolidated Subsidiaries as of such date.

“Tax Group” has the meaning set forth in Section 4.13.

“Taxes” means present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Receivable Agreements” means the Tax Receivable Agreement dated as of December 20, 2016, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC and Crestview Partners II GP, L.P.; the Tax Receivable Agreement dated as of December 20, 2016, by and among Select Energy Services, Inc., Crestview Partners II SES Investment B, LLC and Crestview Partners II GP, L.P.

“Term Advance” means a one-time advance by a Lender to the Borrower as part of a Term Borrowing.

“Term Borrowing” means the Borrowing consisting of simultaneous Term Advances of the same Type made by each Lender pursuant to Section 2.1(b) or Converted by each Lender to Term Advances of a different Type pursuant to Section 2.4(b).

“Term Commitment” means, for each Lender, the obligation of each Lender to advance to the Borrower the amount set opposite such Lender’s name on Schedule II as its Term Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Term Commitment in the Register; provided that, after the Effective Date, the Term Commitment for each Lender shall be zero.

“Term Lenders” means Lenders having a Term Commitment or if such Term Commitments have been terminated, Lenders that are owed Term Advances.

“Term Loan” means the loans evidenced by Term Notes to be made by the Term Lenders to the Borrower hereunder.

“Term Maturity Date” means the earlier of (a) February 28, 2020, and (b) the earlier termination in whole of the Term Commitments and acceleration of the Term Advances pursuant to Article 7.

“Term Note” means a promissory note of the Borrower payable to a Term Lender in the amount of such Lender’s Term Commitment, in substantially the same form as Exhibit I-3, evidencing indebtedness of the Borrower to such Lender resulting from the Term Advances under the Term Loan owing to such Lender.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Consideration” means, as to any Acquisition, the consideration of any kind in relation thereto, including but not limited to, cash, Equity Interest, Debt, any other assumed liabilities (other than operating lease obligations), other properties, or earn-outs.

“Tranche A Letter of Credit” means any standby or commercial letter of credit issued by the Issuing Lender for the account of a Credit Party pursuant to Section 2.2(b)(i) of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Tranche A Letter of Credit Application” means the Issuing Lender standard form letter of credit application for standby or commercial letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Tranche A Letter of Credit.

“Tranche A Letter of Credit Documents” means all Tranche A Letters of Credit, Tranche A Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Tranche A Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Tranche A Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Tranche A Letters of Credit.

“Tranche A Letter of Credit Maximum Amount” means $0; provided that, on and after the Revolving Maturity Date, the Tranche A Letter of Credit Maximum Amount shall be zero.

“Tranche A Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Tranche A Letters of Credit.

“Tranche B Letter of Credit” means any standby or commercial letter of credit issued by the Issuing Lender for the account of a Credit Party pursuant to Section 2.2(b)(ii) of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Tranche B Letter of Credit Application” means the Issuing Lender standard form letter of credit application for standby or commercial letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Tranche B Letter of Credit.

“Tranche B Letter of Credit Documents” means all Tranche B Letters of Credit, Tranche B Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Tranche B Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Tranche B Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Tranche B Letters of Credit.

“Tranche B Letter of Credit Maximum Amount” means $20,000,000; provided that, on and after the Revolving Maturity Date, the Tranche B Letter of Credit Maximum Amount shall be zero.

“Tranche B Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Tranche B Letters of Credit.

“Transactions” means, collectively, (a) the initial borrowings and other extensions of credit under this Agreement, and (b) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” has the meaning set forth in Section 1.4.

“U.S. Person” means any United States person as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Water Rights” means water permits, water certificates and/or water rights acquired owned or acquired by any Credit Party.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2                                    Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3                                    Accounting Terms; Changes in GAAP.

(a)                                 All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements delivered to the Administrative Agent for the fiscal year ended December 31, 2010 as required under Section 5.2; provided however, that, in accordance with GAAP but in deviation from method applied in such Financial Statements, all earn out obligations shall be valued at fair market value.

(b)                                 Unless otherwise indicated (such as in the definition of “Financial Statements”), all financial statements, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Parent Company and its Subsidiaries (other than Bell Supply) in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Financial Statements referred to in Section 4.4.  Any and all reference to the consolidated accounts of the Parent Company set forth in this Agreement (including consolidated EBITDA, Debt, Total Capitalization, Net Income, Interest Expense, earnings, net book value of assets), shall mean, and is deemed to be, a reference to the consolidated accounts of the Parent Company and its consolidated Subsidiaries other than Bell Supply.

(c)                                  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d)                                 Notwithstanding the foregoing clause (c), for purposes of this Agreement, (i) any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a capital lease as a result of the change in GAAP that occurs upon a conversion to International Financial Reporting Standards during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement including the treatment of assets in calculating, among other things, EBITDA, (ii) any lease that is entered into after the occurrence of the change in GAAP discussed in the foregoing clause (i) shall be given the treatment provided for under GAAP, as so amended, for all purposes under this Agreement including the treatment of assets in calculating, among other things, EBITDA, and (iii) regardless of the foregoing clauses (i) and (ii), all Affiliate Sale/Leaseback shall be treated as operating leases.

Section 1.4                                    Classes and Types of Advances.  Advances are distinguished by “Class” and “Type”.  The “Class” of an Advance refers to the determination of whether such Advance is a Revolving Advance, a Term Advance, or a Swing Line Advance.  The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5                                    Miscellaneous.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified.  Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein).  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 1.6                                    Exchange Rates; Currency Equivalents.

(a)                                 On each Computation Date, the Administrative Agent shall determine the Exchange Rate as of such Computation Date.  The Exchange Rate so determined shall become effective on the first

Business Day after such Computation Date and shall remain effective through the next succeeding Computation Date.  Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)                                 Wherever in this Agreement in connection with a Borrowing, Conversion, continuation or prepayment of a Eurodollar Advance or the issuance, amendment or extension of a Letter of Credit, an amount (such as a required minimum or multiple amount) is expressed in Dollars, but such Borrowing, Eurodollar Advance or Letter of Credit is denominated in Canadian Dollars, such amount shall be the Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest Canadian cent, with 0.5 of Canadian cent being rounded upward), as determined by the Administrative Agent or Issuing Lender, as the case may be.

Section 1.7                                    Agreed Currencies.  If, after the date hereof, (a) currency control or other exchange regulations are imposed by Canada with the result that different types of Canadian Dollars are introduced, (b) Canadian Dollars, in the reasonable determination of the Administrative Agent, no longer qualifies as an “Eligible Currency” or (c) in the reasonable determination of the Administrative Agent, a Dollar Equivalent or the Canadian Dollar Equivalent, as applicable, of such currency is not readily calculable, then the Administrative Agent shall promptly notify the Revolving Tranche A Lenders and the Borrower, and no Revolving Tranche A Advances may be made in Canadian Dollars until such time as the Administrative Agent and the Revolving Tranche A Lenders, as provided herein, agree to reinstate Canadian Dollars as an Agreed Currency.

Section 1.8                                    Change of Currency.  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country other than the United States and any relevant market conventions or practices relating to the change in currency.

ARTICLE 2
CREDIT FACILITIES

Section 2.1                                    Revolving and Term Commitments.

(a)                                 Revolving Commitments.

(i)                                     Revolving Tranche A Commitments.  Each Revolving Tranche A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Tranche A Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Maturity Date; provided that, after giving effect to such Revolving Tranche A Advances, the sum of the aggregate outstanding amount of all Revolving Tranche A Advances, shall not exceed the aggregate Revolving Tranche A Commitments in effect at such time.  Each Revolving Tranche A Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, (C) consist of Revolving Tranche A Advances of the same Type made on the same day by the Revolving Tranche A Lenders ratably according to their respective Revolving Tranche A Commitments, (D) in the case of Eurodollar Advances, be denominated in the applicable Designated Currencies and (E) in the case of Base Rate Advances, be denominated only in Dollars.  Within the limits of each Lender’s Revolving Tranche A Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a)(i).

(ii)                                  Revolving Tranche B Commitments.  Each Revolving Tranche B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Tranche B Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Maturity Date; provided that, after giving effect to such Revolving Tranche B Advances, the sum of the aggregate outstanding amount of all Revolving Tranche B Advances, shall not exceed the aggregate Revolving Tranche B Commitments in effect at such time.  Each Revolving Tranche B Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, (C) consist of Revolving Tranche B Advances of the same Type made on the same day by the Revolving Tranche B Lenders ratably according to their respective Revolving Tranche B Commitments, and (D) in the case of Eurodollar Advances and Base Rate Advances, be denominated only in Dollars.  Within the limits of each Lender’s Revolving Tranche B Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a)(ii).

(b)                                 Term Commitments.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make to the Borrower on the Effective Date, a Term Advance in an amount not to exceed such Lender’s Term Commitment.  The Borrower may not reborrow any Term Advances that have been repaid.

(c)                                  Reduction of the Commitments.

(i)                                     Revolving Commitments.

(A)       Revolving Tranche A Commitments.  The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Revolving Tranche A Commitments; provided that each partial reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof.  Any reduction or termination of the Commitments pursuant to this Section 2.1(c)(i)(A) shall be applied ratably to each Lender’s Revolving Tranche A Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Tranche A Commitments, and the Revolving Tranche A Commitment Fees shall thereafter be computed on the basis of the Revolving Tranche A Commitments, as so reduced.

(B)       Revolving Tranche B Commitments.

(1)                                 The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Revolving Tranche B Commitments; provided that each partial reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof.

(2)                                 Upon each prepayment made pursuant to Section 2.5(c)(ix), the Revolving Tranche B Commitments shall be reduced in an amount equal to such prepayment; provided that, such reduction shall only be required to the extent the aggregate Revolving Tranche B Commitments, after giving effect thereto, would not be less than $100,000,000.

(3)                                 Any reduction or termination of the Commitments pursuant to this Section 2.1(c)(i)(B) shall be applied ratably to each Lender’s Revolving Tranche B Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Tranche B Commitments, and the Revolving Tranche B Commitment Fees shall thereafter be computed on the basis of the Revolving Tranche B Commitments, as so reduced.

(ii)                                  Term Commitments.  On the making of the Term Advances on the Effective Date, each Lender’s Term Commitment shall be reduced to zero.  Any reduction or termination of the Term Commitments pursuant to this Section 2.1(c)(ii) shall be permanent, with no obligation of the Lenders to reinstate such Term Commitments.

(iii)                               Defaulting Lender.  At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Revolving Commitment hereunder; provided that (A) such termination must be of the Defaulting Lender’s entire Revolving Commitment, (B) the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Lender’s capacity as a Revolving Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Revolving Advances owed to such Defaulting Lender, accrued Commitment Fees (subject to Section 2.7(a)), and letter of credit fees but specifically excluding any amounts owing under Section 2.10 as result of such payment of such Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s ratable share of the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16), and (C) a Defaulting Lender’s Revolving Commitment may be terminated by the Borrower under this Section 2.1(c)(iii) if and only if at such time, the Borrower has elected, or is then electing, to terminate the Revolving Commitments of all then existing Defaulting Lenders.  Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower’s election to terminate a Defaulting Lender’s Revolving Commitment pursuant to this clause (iii) and the payment and deposit of amounts required to be made by the Borrower under clause (B) above, (1) such Defaulting Lender shall cease to be a “Revolving Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Revolving Lender under Sections 2.11, 2.13, 8.5 and 9.2 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Revolving Lender” hereunder, (2) such Defaulting Lender’s Revolving Commitment shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Revolving Lender” except as to its obligations Section 8.5 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Revolving Lender” hereunder, provided that, any such termination will not be deemed to be a waiver or release of any claim by Borrower, the Administrative Agent, the Swing Line Lender, Issuing Lender or any Lender may have against such Defaulting Lender.  Notwithstanding anything herein to the contrary, the termination of commitments, rights and obligations provided for in this clause (iii) shall not affect rights and obligations that a Lender may have in its capacity as a Term Lender.

(d)                                 Notes.  The indebtedness of the Borrower to each Lender resulting (i) from Revolving Tranche A Advances owing to such Lender made pursuant to Section 2.1(a)(i) shall be evidenced by a Revolving Tranche A Note, (ii) from Revolving Tranche B Advances owing to such Lender made pursuant to Section 2.1(a)(ii) shall be evidenced by a Revolving Tranche B Note, (iii) from Term

Advances owing to such Lender made pursuant to Section 2.1(b) shall be evidenced by a Term Note, and (iv) from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3 below, shall be evidenced by a Swing Line Note.

(e)                                  Existing Advances.  The parties hereto acknowledge and agree that, effective as of the Effective Date, in order to accommodate and orderly effect the reallocations, adjustments, acquisitions and decreases under this Section 2.1(e) below, all outstanding Advances under the Restated Agreement on the date hereof are (and shall be deemed to be) refinanced with the initial Advances to be made under this Agreement on the Effective Date.  Such Obligations under the Restated Agreement shall be assigned, renewed, extended, modified, and rearranged as Obligations outstanding under and pursuant to the terms of this Agreement.  The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments (as defined in the Restated Agreement) and to, among other things, allow each of Citibank, N.A., Deutsche Bank Trust Company Americas, and Credit Suisse AG, Cayman Islands Branch to become a party to this Agreement as a Lender, (each a “New Lender”) by acquiring an interest in the aggregate Commitments (as defined in the Restated Agreement), and to adjust such Commitments of the other Lenders (each an “Adjusting Lender”) and to payoff in full such lenders that were party to the Restated Agreement which will not become a Lender hereunder (each an “Exiting Lender”).  The Administrative Agent, the Lenders, the Borrowers and each Exiting Lender (by receipt of the payment in full of the Loans as defined in, and owing to it under, the Restated Agreement, which are owing to it thereunder) consent to such reallocation and each New Lender’s acquisition of, each Adjusting Lender’s adjustment of, and each Existing Lender’s assignment of, an interest in the Commitments and the Existing Lenders’ partial assignments of their respective Commitments (as defined in the Restated Agreement pursuant to this Section 2.1(e)).  At the Borrower’s request, the Administrative Agent will use commercially reasonable efforts to assist the Borrower in retrieving the original executed notes made to such Existing Lenders under the Restated Agreement.  On the Effective Date and after giving effect to such reallocations, adjustments, assignments and decreases, the Commitment of each Lender shall be as set forth on Schedule II.  With respect to such reallocations, adjustments, acquisitions and decreases, each New Lender and Adjusting Lender shall be deemed to have acquired the Commitments allocated to it from each of the other Lenders and Exiting Lenders pursuant to the terms of the Assignment and Acceptances attached as an exhibit to the Restated Agreement as if each such New Lender, Exiting Lender and Adjusting Lender had executed such Assignment and Acceptances with respect to such allocation, adjustment, and decrease. The Lenders shall make all appropriate adjustments and payments between and among themselves to account for the revised pro rata shares resulting from the initial allocation of the Lenders’ Commitments under this Agreement.

Section 2.2                                    Letters of Credit

(a)                                 Commitment for Letters of Credit.  The Issuing Lender, the Lenders, and the Borrower agree that effective as of the Effective Date, the Existing Letter of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement.  Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Effective Date until the Revolving Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(i)                                     if such issuance, increase, or extension would cause the Tranche A Letter of Credit Exposure to exceed the lesser of (A) the Tranche A Letter of Credit Maximum Amount and (B) an amount equal to (1) the aggregate Revolving Tranche A Commitments in effect at such time minus (2) the aggregate outstanding amount of all Revolving Tranche A Advances;

(ii)                                  if such issuance, increase, or extension would cause the Tranche B Letter of Credit Exposure to exceed the lesser of (A) the Tranche B Letter of Credit Maximum Amount and (B) an amount equal to (1) the aggregate Revolving Tranche B Commitments in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Tranche B Advances plus the aggregate outstanding amount of all Swing Line Advances;

(iii)                               unless such Letter of Credit has an expiration date not later than one year after the issuance thereof (which may have automatic renewal terms for additional one (1) year periods pursuant to the terms of the letter of credit application or other documentation acceptable to the Issuing Lender and which expressly allows the Issuing Lender to elect not to provide extensions thereunder); provided that, in any event, expiration date may not be later than 5 Business Days prior to the Revolving Maturity Date; provided further that, (A) if Revolving Tranche A Commitments are terminated in whole pursuant to Section 2.1(c)(i)(A), the Borrower shall either (1) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Tranche A Letter of Credit Exposure for the Tranche A Letters of Credit which have an expiry date beyond the Revolving Maturity Date or (2) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Tranche A Letter of Credit Exposure, and (B) if Revolving Tranche B Commitments are terminated in whole pursuant to Section 2.1(c)(i)(B), the Borrower shall either (1) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Tranche B Letter of Credit Exposure for the Tranche B Letters of Credit which have an expiry date beyond the Revolving Maturity Date or (2) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Tranche B Letter of Credit Exposure;

(iv)                              unless such Letter of Credit is (A) a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, or (B) with the consent of the Issuing Lender and so long as the Borrower as agreed to such additional fees which may apply, a commercial letter of credit;

(v)                                 unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(vi)                              unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vii)                           unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(viii)                        if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

(ix)                              if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(x)                                 if such Letter of Credit is a Tranche A Letter of Credit and is to be denominated in a currency other than the Agreed Currency;

(xi)                              if such Letter of Credit is a Tranche B Letter of Credit and is to be denominated in a currency other than Dollars; or

(xii)                           any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(b)                                 Requesting Letters of Credit.  Except as to the Existing Letters of Credit which are deemed issued hereunder,

(i)                                     Each Tranche A Letter of Credit  shall be issued pursuant to a Tranche A Letter of Credit Application given by the Borrower to the Administrative Agent for the benefit of the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Tranche A Letter of Credit.  Each Tranche A Letter of Credit Application shall be fully completed and shall specify the information required therein.  Each Tranche A Letter of Credit Application shall be irrevocable and binding on the Borrower.  Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Tranche A Letter of Credit issue such Tranche A Letter of Credit to the beneficiary of such Tranche A Letter of Credit; and

(ii)                                  Each Tranche B Letter of Credit  shall be issued pursuant to a Tranche B Letter of Credit Application given by the Borrower to the Administrative Agent for the benefit of the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Tranche B Letter of Credit.  Each Tranche B Letter of Credit Application shall be fully completed and shall specify the information required therein.  Each Tranche B Letter of Credit Application shall be irrevocable and binding on the Borrower.  Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Tranche B Letter of Credit issue such Tranche B Letter of Credit to the beneficiary of such Tranche B Letter of Credit.

(c)                                  Reimbursements for Letters of Credit; Funding of Participations.

(i)                                     Tranche A Letter of Credit.

(A)       With respect to any Tranche A Letter of Credit, in accordance with the related Tranche A Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Tranche A Letter of Credit.  Upon the Issuing Lender’s demand for payment under the terms of a Tranche A Letter of Credit Application, the Borrower may, with a written notice, request that the

Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Tranche A Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Tranche A Advances).  If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Tranche A Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Tranche A Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Tranche A Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Tranche A Advance to the Borrower.  The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Tranche A Borrowings as the making of a Revolving Tranche A Borrowing to the Borrower under this Agreement as if requested by the Borrower.  Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor.  The making of any Borrowing under this Section 2.2(c)(i) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Tranche A Letter of Credit Application.

(B)       Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Tranche A Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make Same Day Funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Revolving Tranche A Pro Rata Share of the amount of such Revolving Tranche A Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes Same Day Funds available shall be deemed to have made a Revolving Tranche A Advance to the Borrower in such amount.  The Administrative Agent shall remit the Same Day Funds so received to the Issuing Lender.

(C)       If any such Lender shall not have so made its Revolving Tranche A Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Tranche A Advance and (B) the Maximum Rate.  Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Tranche A Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Tranche A Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.  Each Lender’s obligation to make the Revolving Tranche A Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(ii)                                  Tranche B Letter of Credit.

(A)       With respect to any Tranche B Letter of Credit, in accordance with the related Tranche B Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Tranche B Letter of Credit.  Upon the Issuing Lender’s demand for payment under the terms of a Tranche B Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Tranche B Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Tranche B Advances).  If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Tranche B Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Tranche B Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Tranche B Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Tranche B Advance to the Borrower.  The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Tranche B Borrowings as the making of a Revolving Tranche B Borrowing to the Borrower under this Agreement as if requested by the Borrower.  Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor.  The making of any Borrowing under this Section 2.2(c)(ii) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Tranche B Letter of Credit Application.

(B)       Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Tranche B Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make Same Day Funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Revolving Tranche B Pro Rata Share of the amount of such Revolving Tranche B Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes Same Day Funds available shall be deemed to have made a Revolving Tranche B Advance to the Borrower in such amount.  The Administrative Agent shall remit the Same Day Funds so received to the Issuing Lender.

(C)       If any such Lender shall not have so made its Revolving Tranche B Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Tranche B Advance and (B) the Maximum Rate.  Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Tranche B Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Tranche B Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.  Each Lender’s obligation to make the Revolving Tranche B Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d)                                 Participations.  Upon the date of the issuance or increase of a Tranche A Letter of Credit or a Tranche B Letter of Credit or the deemed issuance of the Existing Letter of Credit under Section 2.2(a), (i) the Issuing Lender shall be deemed to have sold to each other Revolving Tranche A Lender and each other Revolving Tranche A Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Tranche A Letter of Credit Obligations equal to such Lender’s Tranche A Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement, and (ii) the Issuing Lender shall be deemed to have sold to each other Revolving Tranche B Lender and each other Revolving Tranche B Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Tranche B Letter of Credit Obligations equal to such Lender’s Tranche B Revolving Pro Rata Share, as applicable, at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement.  The Issuing Lender shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e)                                  Obligations Unconditional.  The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i)                                     any lack of validity or enforceability of any Letter of Credit Documents;

(ii)                                  any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii)                               the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv)                              any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v)                                 payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f)                                   Prepayments of Letters of Credit.  In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the 5th Business Day prior to the Revolving Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the 5th Business Day prior to the Revolving Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g)                                  Liability of Issuing Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i)                                     the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii)                                  the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii)                               payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv)                              any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.   In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h)                                 Cash Collateral Account.

(i)                                     If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(i), 2.5(c), 2.16, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein.  The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii)                                  Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur.  To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders.  If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the Letter of Credit Exposure to the Borrower at the Borrower’s written request.

(iii)                               Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i)                                     Defaulting Lender.  If, at any time, a Defaulting Lender exists hereunder, then, at the request of the Issuing Lender subject to Section 2.16(c), the Borrower shall deposit funds with Administrative Agent into the Cash Collateral Account an amount equal to such Defaulting Lender’s pro rata share of the Letter of Credit Exposure.

(j)                                    Letters of Credit Issued for Guarantors or any Subsidiary.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3                                    Swing Line Advances.

(a)                                 Facility.  On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may, in its sole discretion, from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day occurring before the Revolving Maturity Date, make Swing Line Advances under the Swing Line Note to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Revolving Maturity Date), bearing interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances, and in an aggregate outstanding principal amount not to exceed the Swing Line Sublimit Amount at any time; provided that (i) after giving effect to such Swing Line Advance, the sum of the aggregate outstanding amount of all Revolving Tranche B Advances plus the Tranche B Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the aggregate Revolving Tranche B Commitments in effect at such time; (ii) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Revolving Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (iii) each Swing Line Advance shall be in an aggregate amount not less than $100,000 and in integral multiples of $50,000 in excess thereof; and (iv) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.3(a) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control.  The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced by the Swing Line Note.  No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.

(b)                                 Prepayment.  Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(a) may from time to time be borrowed, prepaid without penalty, and reborrowed.  If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Sublimit Amount, the Borrower shall, upon receipt of written notice of such condition from the Swing Line Lender and to the extent of such excess, prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated.  If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(c)                                  Reimbursements for Swing Line Obligations.

(i)                                     With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement.  If the

Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Tranche B Borrowing in the amount of any such amounts not paid when due and payable.  Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Tranche B Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender.  Such Revolving Tranche B Borrowing shall bear interest based upon the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances.  The Administrative Agent shall promptly forward notice of such Revolving Tranche B Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make available such Lender’s ratable share of such Revolving Tranche B Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender.  The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Tranche B Borrowings on behalf of the Borrower, and the Lenders to make Revolving Tranche B Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations.  The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Tranche B Borrowings as the making of a Revolving Tranche B Borrowing to the Borrower under this Agreement as if requested by the Borrower.  Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor.  The making of any Borrowing under this Section 2.3(c) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(ii)                                  If at any time, the Revolving Tranche B Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Tranche B Commitments, make a Revolving Tranche B Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Revolving Tranche B Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances.  The Administrative Agent shall notify each such Lender of the amount of such Revolving Tranche B Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Tranche B Advance or participation.

(iii)                               If any such Lender shall not have so made its Revolving Tranche B Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Tranche B Advance and (B) the Maximum Rate.  Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Tranche B Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Tranche B Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.  Each Lender’s obligation to make the Revolving Tranche B Advance or purchase such participating interests pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Tranche B Loan.

(d)                                 Method of Borrowing.  If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.  Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Revolving Borrowing telecopied or facsimiled to the Administrative Agent and the Swing Line Lender.  The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Administrative Agent.

(e)                                  Interest for Account of Swing Line Lender.  Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest).  Until each Lender funds its Revolving Tranche B Advance or risk participation pursuant to clause (c) above, interest in respect of Lender’s Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lenders.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(g)                                  Discretionary Nature of the Swing Line Facility.  Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the Swing Line facility provided herein or in any AutoBorrow Agreement (i) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Advances, and (ii) may be terminated at any time by the Swing Line Lender upon written notice to the Borrower.

Section 2.4                                    Advances.

(a)                                 Notice.  Each Borrowing (other than the Borrowings to be made on the Effective Date), shall be made pursuant to the applicable Notice of Borrowing given not later than (i) 11:00 a.m. (Houston, Texas time) on the fourth Business Day before the date of the proposed Borrowing, in the case of a Canadian Dollar denominated Eurodollar Advance, (ii) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Dollar denominated Eurodollar Advance, and (iii)  not later than 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or telex.  The Borrowings to be made on the Effective Date shall be made pursuant to the applicable Notices of Borrowing given not later than 11:00 a.m. (Houston, Texas time) on the Effective Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or telex.  Each Notice of Borrowing shall be by facsimile or telex, confirmed promptly by the

Borrower with a hard copy (other than with respect to notice sent by facsimile), (i) specifying the requested date of such Borrowing, (ii) specifying the requested Type and Class of Advances comprising such Borrowing, (iii) specifying the aggregate amount of such Borrowing, (iv) if such Borrowing is to be comprised of Eurodollar Advances, specifying the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Effective Date shall consists only of Base Rate Advance which may, subject to the terms of this Agreement, be thereafter converted into Eurodollar Advances, and (v) if such Borrowing is to be comprised of Eurodollar Advances, specifying the Designated Currency of such Borrowing.  In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b).  Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in Same Day Funds, such Lender’s Revolving Pro Rata Share of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b)                                 Conversions and Continuations.  In order to elect to Convert or continue a Term Advance or a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance, (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance denominated in Dollars, and (iii) at least four Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance denominated in Canadian Dollars.  Each such Notice of Conversion or Continuation shall be in writing or by telex or facsimile confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period.  Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b).  The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing.

(c)                                  Certain Limitations.  Notwithstanding anything in paragraphs (a) and (b) above:

(i)                                     at no time shall there be more than ten Interest Periods applicable to outstanding Eurodollar Advances;

(ii)                                  the Borrower may not select Eurodollar Advances for any Borrowing to be made, Converted or continued at any time when a Default has occurred and is continuing;

(iii)                               if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances,  (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv)                              if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v)                                 if the Majority Tranche A Lenders, the Majority Tranche B Lenders, or the Majority Term Lenders shall, at least one Business Day before the date of any requested Revolving Tranche A Borrowing, Revolving Tranche B Borrowing, or Term Borrowing, as applicable, notify the Administrative Agent that (A) the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances or (B) deposits are not being offered to banks in the applicable offshore interbank market for Canadian Dollars for the applicable amount and Interest Period of such Eurodollar Advance, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances in the affected currency or currencies for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance in the Dollar Equivalent of the originally requested Advance;

(vi)                              if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and (A) if denominated in Dollars, such affected Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if such affected Advances are existing Advances, will be Converted into Base Rate Advances at the end of Interest Period then in effect, and (B) if such Advances are Revolving Tranche A Advances denominated in Canadian Dollars, the Borrower shall be deemed to have specified an Interest Period of one month for such affected Advances or, if such affected Advances are existing Advances, such affected Advances will be continued as a Eurodollar Advance in Canadian Dollars with an Interest Period of one month;

(vii)                           no single Borrowing consisting of Eurodollar Advances may include Advances in different currencies;

(viii)                        if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances in the affected currency or currencies for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the applicable Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be made, Converted or continued as a Base Rate Advance in the Dollar Equivalent of the originally requested Advance;

(ix)                              with respect to any proposed Revolving Tranche A Borrowing consisting of Eurodollar Advances denominated in Canadian Dollars, if there shall occur on or prior to the date of such Revolving Tranche A Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Revolving Tranche A Lenders, make it impracticable for such Borrowing to be denominated in Canadian Dollars designated by the Borrower, then the Administrative Agent shall give notice thereof to the Borrower and the Revolving Tranche A Lenders, and the right of the Borrower to select Eurodollar Advances in Canadian Dollars for such Revolving Tranche A Borrowing or for any subsequent Revolving Tranche A Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Revolving Tranche A Lenders that the circumstances causing such suspension no longer exist, and each Revolving Tranche A Advance comprising such Revolving Tranche A Borrowing shall be made as a Base Rate Advance in the Dollar Equivalent of the originally requested Advance;

(x)                                 with respect to any proposed Revolving Tranche A Borrowing consisting of Eurodollar Advances, if the Borrower shall fail to specify a currency for the Eurodollar Advances, then the Eurodollar Advances as requested shall be made in Dollars; and

(xi)                              except as expressly permitted in this Agreement, no Advance may be Converted or continued as an Advance in a different currency, but instead must be prepaid in the original Designated Currency of such Advance and reborrowed in such new Designated Currency.

(d)                                 Notices Irrevocable.  Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.2(c), shall be irrevocable and binding on the Borrower.

(e)                                  Administrative Agent Reliance.  Unless the Administrative Agent shall have received notice from a Lender before the date of any Term Borrowing or Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable pro rata share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable pro rata share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its applicable pro rata share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount in Same Day Funds, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

Section 2.5                                    Prepayments.

(a)                                 Right to Prepay; Ratable Prepayment.  The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5 and all notices given pursuant to this Section 2.5 shall be irrevocable and binding upon the Borrower.  Each payment of any Advance pursuant to this Section 2.5 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16.

(b)                                 Optional.  The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 11:00 a.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, which notice shall be in the form of a duly executed and completed Notice of Optional Payment or Notice of Mandatory Payment, as applicable, executed by a Responsible Officer of the Borrower.  If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $500,000 in excess thereof, (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof and (C) each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $250,000 and in multiple integrals of $50,000 in excess thereof.  If an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement.

(c)                                  Mandatory.

(i)                                     If the Parent Company, the Borrower or any Subsidiary receives Debt Incurrence Proceeds, then not later than one Business Day following the receipt of such proceeds, the Borrower shall repay the Advances in an amount equal to 100% of such Debt Incurrence Proceeds.

(ii)                                  On each Computation Date the Administrative Agent shall determine the Dollar Equivalent of the aggregate outstanding amount of all Revolving Advances, Swing Line Advances and Letter of Credit Exposure.  If, at any time, (A) the sum of the amount of outstanding Revolving Tranche A Advances plus the Tranche A Letter of Credit Exposure exceeds the Revolving Tranche A Commitments or (B) the sum of the amount of outstanding Revolving Tranche B Advances plus the Tranche B Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances exceeds the Revolving Tranche B Commitments, then the Administrative Agent shall give notice thereof to the Borrower and the Revolving Tranche A Lenders, Revolving Tranche B Lenders, or the Revolving Lenders, as applicable.  Within five (5) Business Days after the Borrower has received notice thereof, the Borrower shall, as applicable, (A) prepay the Revolving Tranche A Advances outstanding on such date and, if such Revolving Tranche A Advances have been paid in full, pay to the Administrative Agent an amount to be held in the Cash Collateral Account and applied in accordance with Section 2.2(h) , such that, after giving effect to such prepayment or provision, the Dollar Equivalent of the sum of aggregate outstanding amount of all Revolving Tranche A Advances plus the Tranche A Letter of Credit Exposure does not exceed the aggregate Revolving Tranche A Commitments then in effect or (B) prepay outstanding Swing Line Advances, and if the Swing Line Advances have been paid in full, prepay outstanding Revolving Tranche B Advances and, if the Swing Line Advances and Revolving Tranche B Advances have been paid in full, pay to the Administrative Agent an amount to be held in the Cash Collateral Account and applied in accordance with Section 2.2(h), such that, after giving effect to such prepayment or provision, the Dollar Equivalent of the sum of aggregate outstanding amount of all Revolving Tranche B Advances plus the Tranche B Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances does not exceed the aggregate Revolving Tranche B Commitments then in effect.

(iii)                               If the Canadian Dollar ceases to be an Agreed Currency as provided herein, then promptly, but in any event within five (5) Business Days of receipt of the notice from the Administrative Agent provided for in Section 1.7 of this Agreement, the Borrower shall prepay all Revolving Tranche A Advances funded and denominated in Canadian Dollars or Convert such Revolving Tranche A Advances into Revolving Tranche A Advances in Dollars, subject to the other terms set forth in Article 2.

(iv)                              If an increase in the aggregate Revolving Tranche A Commitments is effected as permitted under Section 2.15 the Borrower shall prepay any Revolving Tranche A Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Revolving Tranche A Advances ratable to reflect the revised pro rata shares of the Revolving Tranche A Lenders arising from such increase.  Any prepayment made by Borrower in accordance with this clause (iv) may be made with the proceeds of Revolving Tranche A Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(v)                                 If an increase in the aggregate Revolving Tranche B Commitments is effected as permitted under Section 2.15 the Borrower shall prepay any Revolving Tranche B Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Revolving Tranche B Advances ratable to reflect the revised pro rata shares of the Revolving Tranche B Lenders arising from such increase.  Any prepayment made by Borrower in accordance with this clause (v) may be made with the proceeds of Revolving Tranche B Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(vi)                              If an increase in the aggregate Term Commitments is effected as permitted under Section 2.15 the Borrower shall prepay any Term Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Term Advances ratable to reflect the revised pro rata shares of the Term Lenders arising from such increase.  Any prepayment made by Borrower in accordance with this clause (v) may be made with the proceeds of Term Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(vii)                           If an Asset Sale occurs, whether in single event or related series of events, then on or prior to the applicable Asset Sale Payment Date, the Borrower shall prepay the Advances in an amount equal to 100% of the Net Cash Proceeds thereof; provided, however, that if no Default exists or would arise therefrom, up to $10,000,000 of Net Cash Proceeds in the aggregate per fiscal year resulting from Asset Sales permitted under Section 6.8(c) or (d) may be retained by the Parent Company, Borrower or Subsidiary and not required to be applied as a prepayment of Advances under this clause (vii).

(viii)                        If the Parent Company, the Borrower, or any Subsidiary receives Extraordinary Receipts (whether from a single event or related series of events and whether as one payment or a series of payments), then the Borrower shall, no later than one Business Day following the receipt of such Extraordinary Receipts, prepay the Advances in an amount equal to 100% of the amount of such Extraordinary Receipts.

(d)                                 Interest; Costs.  Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

(e)                                  Application of Prepayments.  Each mandatory prepayment required by Section 2.5(c) shall be applied to the scheduled principal installments of the Term Advances in the inverse order of maturity until such time as the Term Advances are repaid in full.  If no Term Advances remain outstanding then each mandatory prepayment required by Section 2.5(c) shall be applied to the Revolving Advances without a corresponding reduction in the Revolving Commitments.

Section 2.6                                    Repayment.

(a)                                 Revolving Advances.

(i)                                     Revolving Tranche A Advances.  The Borrower shall pay to the Administrative Agent for the ratable benefit of each Revolving Tranche A Lender the aggregate outstanding principal amount of the Revolving Tranche A Advances on the Revolving Maturity Date; and

(ii)                                  Revolving Tranche B Advances.  The Borrower shall pay to the Administrative Agent for the ratable benefit of each Revolving Tranche B Lender the aggregate outstanding principal amount of the Revolving Tranche B Advances on the Revolving Maturity Date.

(b)                                 Term Advances.  The Borrower shall pay to the Administrative Agent for the ratable benefit of each Term Lender the aggregate outstanding principal amount of the Term Advances in quarterly installments on each March 31, June 30, September 30, and December 31, commencing with June 30, 2017, in the amounts and on the dates set forth below:

Amount:	Quarterly Payment Date:
$2,500,000	June 30, 2017
$2,500,000	September 30, 2017
$2,500,000	December 31, 2017
$2,500,000	March 31, 2018
$2,500,000	June 30, 2018
$3,500,000	September 30, 2018
$3,500,000	December 31, 2018
$3,500,000	March 31, 2019
$3,500,000	June 30, 2019
$5,000,000	September 30, 2019
$5,000,000	December 31, 2019

The unpaid principal balance of the Term Advances shall be due and payable on the Term Maturity Date.

(c)                                  Swing Line Advances.  Each Swing Line Advance shall be paid in full on the Swing Line Payment Date.

Section 2.7                                    Fees.

(a)                                 Commitment Fees.

(i)                                     Revolving Tranche A Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Tranche A Lender a commitment fee equal to the Applicable Margin on the average daily amount by which (i) such Lender’s Revolving Tranche A Commitment exceeds (ii) the sum of such Lender’s outstanding Revolving Tranche A Advances plus such Lender’s Revolving Tranche A Pro Rata Share of the Tranche A Letter of Credit Exposure, at the rate equal to the Applicable Margin for Commitment Fees for such period; provided that, no such commitment fee shall accrue on the Revolving Tranche A Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender.  Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on June 30, 2011, and on the Revolving Maturity Date.

(ii)                                  Revolving Tranche B Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Tranche B Lender a commitment fee equal to the Applicable Margin on the average daily amount by which (i) such Lender’s Revolving Tranche B Commitment exceeds (ii) the sum of such Lender’s outstanding Revolving Tranche B Advances plus such Lender’s Revolving Tranche B Pro Rata Share of the Tranche B Letter of Credit Exposure, at the rate equal to the Applicable Margin for Commitment Fees for such period; provided that, no such commitment fee shall accrue on the Revolving Tranche B Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender.  Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on June 30, 2011, and on the Revolving Maturity Date.  For purposes of this Section 2.7(a)(ii) only, amounts advanced under the Swing Line Note shall not reduce the amount of the unused Revolving Commitment.

(b)                                 Fees for Letters of Credit.  The Borrower agrees to pay the following:

(i)                                     Subject to Section 2.16, (A) to the Administrative Agent for the pro rata benefit of the Revolving Tranche A Lenders a per annum letter of credit fee for each Tranche A Letter of Credit issued hereunder, for the period such Tranche A Letter of Credit is to be outstanding, in an amount equal to the greater of (1) the Applicable Margin for Eurodollar Advances (and, while an Event of Default is continuing, the Applicable Margin for Eurodollar Advances plus 2%) per annum on the face amount of such Letter of Credit, and (2) $600.00 per Tranche A Letter of Credit, and (B) to the Administrative Agent for the pro rata benefit of the Revolving Tranche B Lenders a per annum letter of credit fee for each Tranche B Letter of Credit issued hereunder, for the period such Tranche B Letter of Credit is to be outstanding, in an amount equal to the greater of (1) the Applicable Margin for Eurodollar Advances (and, while an Event of Default is continuing, the Applicable Margin for Eurodollar Advances plus 2%) per annum on the face amount of such Letter of Credit, and (2) $600.00 per Tranche B Letter of Credit.  Such fees shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(ii)                                  To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.125% per annum on the face amount of such Letter of Credit and (B) $600.00.  Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

(iii)                               Subject to Section 2.16, to the Administrative Agent for the pro rata benefit of the Revolving Tranche A Lenders and the Revolving Tranche B Lenders such additional per annum letter of credit fee for each commercial Tranche A Letter of Credit and Tranche B Letter of Credit, as applicable, issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount agreed to between the Borrower and the Issuing Lender in writing.  Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(iv)                              To the Issuing Lender, an additional fronting fee for each commercial Letter of Credit equal an amount agreed to between the Borrower and the Issuing Lender.  Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit in writing, and, in the case of an increase or extension only, on the date of such increase or such extension.

(v)                                 To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit.  Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c)                                  Administrative Agent Fee.  The Borrower agrees to pay the fees to the Administrative Agent and to Wells Fargo Securities LLC as set forth in the Fee Letter.

Section 2.8                                    Interest.

(a)                                 Base Rate Advances.  Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period, provided that while an Event of Default is continuing the Base Rate Advances shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin plus 2%.  The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on June 30, 2011, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.  The Swing Line Advances shall bear interest only at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender; provided that while an Event of Default is continuing the Swing Line Advances shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances plus 2%.  Interest accruing while an Event of Default exists shall be due and payable on demand, and if no express demand is made, due and payable as otherwise provided in this Agreement.

(b)                                 Eurodollar Advances.  Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period; provided that while an Event of Default is continuing, each Eurodollar Advance shall bear interest at the Eurodollar Rate in effect from time to time plus the Applicable Margin plus 2%.  The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.  Interest accruing while an Event of Default exists shall be due and payable on demand, and if no express demand is made, due and payable as otherwise provided in this Agreement.

(c)                                  Retroactive Adjustments of Applicable Margin.  In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin then in effect for any period (an “Applicable Period”) than the Applicable Margin then in effect and applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin then in effect that would have applied were applicable for such Applicable Period (and in any event at the highest level if the inaccuracy was the result of dishonesty, fraud or willful misconduct), and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or the Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period.  This Section 2.8(c) shall not limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest as set forth in Section 2.8(a) and Section 2.8(b) and Article 7.  The Borrower’s obligations under this Section 2.8(c) shall survive the termination of the Commitments and the repayment of all other Secured Obligations hereunder.

Section 2.9                                    Illegality.  If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.  Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.10                             Breakage Costs.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.12(a) or Section 2.16) of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrower shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.10, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded.

Section 2.11                             Increased Costs.

(a)                                 Eurodollar Advances.  If any Change in Law shall:

(i)                                     impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including such Lender (or its applicable Lending Office), including the Commitments of such Lender hereunder;

(ii)                                  subject any Lender to any Taxes (other than (A) Taxes subject to indemnification by the Borrower pursuant to Section 2.13(a) or (c) or (B) Taxes described in clauses (ii) through (iv) of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on financial institutions generally, including such Lender (or its applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Lender within three Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.

(b)                                 Capital Adequacy.  If, after the Effective Date, any Lender or the Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender, as a consequence of such Lender’s or the Issuing Lender’s obligations hereunder to a level below that which such Lender or the Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the

Issuing Lender, as the case may be, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender or the Issuing Lender for such reduction.

(c)                                  Mitigation.  Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 2.11 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it.  Any Lender claiming compensation under this Section 2.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than one year prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one-year period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12                             Payments and Computations.

(a)                                 Payments.  All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in the Agreed Currency and in immediately available Same Day Funds, without setoff, deduction, or counterclaim; provided that, (i) the Borrower shall only make payments in Canadian Dollars when making payments on Revolving Tranche A Advances funded in Canadian Dollars or Tranche A Letters of Credit denominated in Canadian Dollars, and (ii) the Borrower may setoff amounts owing to any Lender that is at such time a Defaulting Lender against Advances that such Defaulting Lender failed to the fund to the Borrower under this Agreement (the “Unfunded Advances”) so long as (A) the Borrower shall have delivered prior written notice of such setoff to the Administrative Agent and such Defaulting Lender, (B) the Advances made by the non-defaulting Lenders as part of the original Borrowing to which the Unfunded Advances applied shall still be outstanding, (C) if such Defaulting Lender failed to fund Advances under more than one Borrowing, such setoff shall be applied in a manner satisfactory to the Administrative Agent, and (D) upon the application of such setoff, the Unfunded Advances shall be deemed to have been made by such Defaulting Lender on the effective date of such setoff.

(b)                                 Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in Same Day Funds and, as to payments of principal, accompanied by a Notice of Optional Payment or Notice of Mandatory Payment, as applicable, from the Borrower, with appropriate insertions and executed by a Responsible Officer of the Borrower.  The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific

Lender pursuant to Sections 2.9, 2.10, 2.11, 2.13, 2.14, and 9.2 but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c)                                  Non-Business Day Payments.  Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)                                 Computations.  All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e)                                  Sharing of Payments, Etc.

(i)                                     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances or Letter of Credit Obligations obtained by the Lenders (other than as a result of a termination of a Defaulting Lender’s Revolving Commitment under Section 2.1(c)(iii), the setoff right of the Borrower under clause (a) above, or the non-pro rata application of payments provided in the last sentence of this clause (e)), such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it or the Letter of Credit Obligations held by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share, but without interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(ii)                                  If a Lender fails to fund a Revolving Tranche A Advance with respect to a Borrowing as and when required hereunder and the Borrower subsequently makes a repayment of any Revolving Tranche A Advances, then, after taking into account any setoffs made pursuant to Section 2.12(a) above, such payment shall be applied among the non-defaulting Lenders ratably in accordance with their respective Revolving Tranche A Commitment percentages until each Revolving Tranche A Lender (including any Lender that is at such time a Defaulting Lender) has its percentage of all of the outstanding Revolving Tranche A Advances and the balance of such repayment shall be applied among the Lenders in accordance with their Revolving Tranche A Pro

Rata Share.  The provisions of this Section 2.12(e)(ii) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in any Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.12(e) shall apply).

(iii)                               If a Lender fails to fund a Revolving Tranche B Advance with respect to a Borrowing as and when required hereunder and the Borrower subsequently makes a repayment of any Revolving Tranche B Advances, then, after taking into account any setoffs made pursuant to Section 2.12(a) above, such payment shall be applied among the non-defaulting Lenders ratably in accordance with their respective Revolving Tranche B Commitment percentages until each Revolving Tranche B Lender (including any Lender that is at such time a Defaulting Lender) has its percentage of all of the outstanding Revolving Tranche B Advances and the balance of such repayment shall be applied among the Lenders in accordance with their Revolving Tranche B Pro Rata Share.  The provisions of this Section 2.12(e)(iii) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in any Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.12(e) shall apply).

Section 2.13                             Taxes.

(a)                                 No Deduction for Certain Taxes.  Any and all payments by any Credit Party under any of the Credit Documents to the Administrative Agent, Issuing Lender or a Lender shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all Taxes, excluding, in the case of the Administrative Agent, Issuing Lender or a Lender, (i) taxes imposed on its income, franchise (or margin) taxes and branch profits taxes, in each case, (A) imposed on it by the jurisdiction (or any political subdivision thereof) under (1) the laws of which (or under the laws of a political subdivision of which) the Administrative Agent or such Lender is organized or in which its principal executive office is located, and (2) in the case of each Lender, the laws of which (or under the laws of a political subdivision of which) such Lender’s applicable Lending Office is located; or (B) that are Other Connection Taxes, (ii) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or (B) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.13(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.13(e) or (f); and (iv) any U.S. federal withholding Taxes imposed under FATCA (Taxes described in clauses (i) through (iv) are referred to as “Excluded Taxes” and all such Taxes other than Excluded Taxes referred to as  “Indemnified Taxes”).  If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

(b)                                 Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

(c)                                  Indemnification.  THE BORROWER INDEMNIFIES EACH LENDER, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF INDEMNIFIED TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED TAXES OR OTHER TAXES IMPOSED ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH LENDER, THE ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.

(d)                                 Evidence of Tax Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment.

(e)                                  Withholding Exemption and FATCA.

(i)                                     Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)                                  Each Lender that is not a U.S. Person and that is entitled to an exemption from, or reduction of, U.S. federal withholding tax with respect to payments under this Agreement under applicable law or any treaty to which the United States is a party shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation (including Internal Revenue Service Forms W-8BEN, W-8BEN-E or W-8ECI, or successor form, as applicable) prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate.

(iii)                               If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)                              Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                                   Status of Administrative Agent.  On or prior to the date of the Amendment No. 15 Effective Date, Wells Fargo shall (and any successor or replacement Administrative Agent shall, on or before the date on which it becomes the Administrative Agent hereunder), deliver to the Borrower two duly executed copies of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI or IRS Form W-8BEN-E (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(g)                                  Mitigation.  Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable Lending Office or change the jurisdiction of its applicable Lending Office, as the case may be, so as to avoid the imposition of any Indemnified Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.13; provided, that no such selection or change of jurisdiction for its applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

(h)                                 Tax Credits and Refunds.  If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i)                                     Payment.  If the Administrative Agent or any Lender becomes entitled to receive payment of Indemnified Taxes, Other Taxes or additional sums pursuant to this Section 2.13, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Taxes, Other Taxes or additional sums within 30 days after the Borrower’s receipt of such notice and demand.

(j)                                    Defined Terms.  For purposes of this Section 2.13, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

Section 2.14                             Replacement of Lenders.  If (a) the Borrower is required pursuant to Section 2.11 or 2.13 to make any additional payment to any Lender, (b) any Lender’s obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to 2.4(c)(iii) or

2.9, (c) any Revolving Lender is a Defaulting Lender, or (d) in connection with any consent to or approval of any proposed amendment, waiver, consent, or release with respect to any Credit Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent, or release (any such Lender described in any of the preceding clauses (a) – (d), being a “Subject Lender”), then (i) in the case of a Defaulting Lender, the Administrative Agent may, upon notice to the Subject Lender and the Borrower, require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents as a Revolving Lender to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and (ii) in the case of any Subject Lender, the Borrower may, upon notice to the Subject Lender and the Administrative Agent and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event

(A)                                                       as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.7;

(B)                                                       such Subject Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)                                                       in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(D)                                                       such assignment does not conflict with applicable Legal Requirements; and

(E)                                                        if such Subject Lender is being replaced solely as a result of it being a Defaulting Lender, then such Lender may only be replaced in its capacity as a Revolving Lender and not in its capacity as a Term Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.  In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.14, the Borrower may terminate such Defaulting Lender’s applicable Commitment as provided in Section 2.1(c)(iii).

Section 2.15                             Increase in Commitments.

(a)                                 At any time after the Amendment No. 4 Effective Date but prior to the Revolving Maturity Date and with the consent of the Administrative Agent, the Borrower may effectuate one or more increases in the aggregate Revolving Commitments and/or increases in the aggregate Term Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees that at the time agree, in the case of any such Eligible Assignee that is an existing Lender to increase its Revolving Tranche A Commitment, its Revolving Tranche B Commitment, or its Term Commitment, as applicable, as such Lender shall so select (an “Increasing Lender”) and, in the case of any other Eligible Assignee that is not an existing Lender (an “Additional Lender”), to become a party to this Agreement as a Revolving Tranche A Lender, Revolving Tranche B Lender, or Term Lender, as applicable; provided, however, that (i) each such Commitment Increase shall be equal to at least $5,000,000, (ii) all Commitments and Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Revolving Tranche A Commitments and Revolving Tranche A Advances, the existing Revolving Tranche B Commitments and Revolving Tranche B Advances, and the existing Term Commitments and Term Advances, as applicable, and (iii) the aggregate of all such Commitment Increases shall not exceed $10,000,000.  The Borrower shall provide prompt notice of such proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders.  This Section 2.15 shall not be construed to create any obligation on the Administrative Agent or any of the Lenders to advance or to commit to advance any credit to the Borrower or to arrange for any other Person to advance or to commit to advance any credit to the Borrower.

(b)                                 The Commitment Increase shall become effective on the date (the “Increase Date”) on or prior to which the following conditions shall have been satisfied: (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the Commitments, if any, of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, (B) if Commitment Increase involves an increase of Term Commitments, an amendment to this Agreement signed by the Borrower and the Administrative Agent to amend the necessary provisions of this Article II to account for such increase in Term Commitments, and (C) such evidence of appropriate authorization on the part of the Borrower with respect to such Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Advances to be made by each such Lender to effect the prepayment requirement set forth in Section 2.5(c)(iv), Section 2.5(c)(v), and Section 2.5(c)(vi), as applicable, and (iii) receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower stating that, both before and after giving effect to such Commitment Increase, no Default has occurred and is continuing, and that all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects(except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(c)                                  Notwithstanding any provision contained herein to the contrary, from and after the date of such Commitment Increase, all calculations and payments of interest on the Advances shall take into account the actual Commitments of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

(d)                                 On such Increase Date if such Commitment Increase involves an increase in the aggregate Revolving Tranche A Commitments, each Revolving Tranche A Lender’s share of the Tranche

A Letter of Credit Exposure on such date shall automatically be deemed to equal such Lender’s applicable pro rata share of such Tranche A Letter of Credit Obligations (such pro rata share for such Lender to be determined as of the Increase Date in accordance with its Revolving Tranche A Commitment on such date as a percentage of the aggregate Revolving Tranche A Commitment on such date) without further action by any party.

(e)                                  On such Increase Date if such Commitment Increase involves an increase in the aggregate Revolving Tranche B Commitments, each Revolving Tranche B Lender’s share of the Tranche B Letter of Credit Exposure on such date shall automatically be deemed to equal such Lender’s applicable pro rata share of such Tranche B Letter of Credit Obligations (such pro rata share for such Lender to be determined as of the Increase Date in accordance with its Revolving Tranche B Commitment on such date as a percentage of the aggregate Revolving Tranche B Commitment on such date) without further action by any party.

Section 2.16                             Payments and Deductions to a Defaulting Lender.

(a)                                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(a), Section 2.1(b), Section 2.2, or Section 2.12 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b)                                 If a Defaulting Lender as a result of the exercise of a set-off shall have received a payment in respect of its outstanding applicable Revolving Tranche A Advances, Revolving Tranche B Advances, or Term Advances, as applicable, or pro rata share of Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, which results in its outstanding applicable Revolving Tranche A Advances, Revolving Tranche B Advances, or Term Advances, as applicable, and share of Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, being less than its pro rata share of the aggregate outstanding applicable Revolving Tranche A Advances, Revolving Tranche B Advances, or Term Advances, as applicable, and Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the aggregate outstanding applicable Revolving Tranche A Advances, Revolving Tranche B Advances, or Term Advances, as applicable, and Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable.  Further, if at any time prior to the acceleration or maturity of the Revolving Tranche A Advances, the Revolving Tranche B Advances, or the Term Advances, the Administrative Agent shall receive any payment in respect of principal of an applicable Revolving Tranche A Advance, Revolving Tranche B Advance or Term Advance or an applicable Tranche A Letter of Credit Obligation or Tranche B Letter of Credit Obligation while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Revolving Tranche A Borrowings, Revolving Tranche B Borrowings, or Term Borrowings, as applicable, for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Revolving Tranche A Borrowing(s), Revolving Tranche B Borrowing(s), or Term Borrowing, as applicable, are paid in full or each Lender (including each Defaulting Lender) is owed its pro rata share of all Revolving Tranche A Advances, Revolving Tranche B Advances, or Term Advances, as applicable, then outstanding.  After acceleration or maturity of the Revolving Tranche A Advances, the Revolving Tranche B Advances, or the Term Advances, subject to the first sentence of this Section 2.16(b), all principal will be paid ratably as provided in Section 2.12(e).

(c)                                  If any Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure exists at the time a Revolving Tranche A Lender or Revolving Tranche B Lender, as applicable, becomes a Defaulting Lender then:

(i)                                     such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, shall be automatically reallocated among the applicable Non-Defaulting Lenders in accordance with their respective pro rata share of such Defaulting Lender’s share of such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure (and each applicable Lender is deemed to have purchased and assigned such participation interest in such reallocated portion of such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure) but only to the extent that (A) the sum of each applicable Non-Defaulting Lender’s outstanding Revolving Tranche A Advances or outstanding Revolving Tranche B Advances, as applicable, plus its share of the Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable and after giving effect to the reallocation provided herein, does not exceed the lesser of such Non-Defaulting Lender’s Revolving Tranche A Commitment or Revolving Tranche B Commitment, as applicable, and (B) the conditions set forth in Section 3.2 are satisfied at such time; provided that, subject to Section 9.20, such reallocation shall not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, then the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s share of such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure (as applicable and after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.2(h) for so long as such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure pursuant to this Section 2.16, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.7(b)(i) or (iii) with respect to such Defaulting Lender’s Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure during the period such Defaulting Lender’s Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, is cash collateralized;

(iv)                              if the Tranche A Letter of Credit Exposure or the Tranche B Letter of Credit Exposure, as applicable, of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.7(b)(i) and (iii) shall be adjusted in accordance with such Non-Defaulting Lenders’ pro rata share;

(v)                                 if any Defaulting Lender’s share of the Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, is neither cash collateralized nor reallocated pursuant to the preceding provisions, then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 2.7(b)(i) and (iii) with respect to such Defaulting Lender’s share of the Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure, as applicable, shall be payable to the Issuing Lender until such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure is cash collateralized and/or reallocated.

In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Tranche A Letter of Credit Exposure or the Tranche B Letter of Credit Exposure of the applicable Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Tranche A Commitment or Revolving Tranche B Commitment, as applicable, and on such date such Lender shall be deemed to have purchased at par such of the Revolving Tranche A Advances or Revolving Tranche B Advances, as applicable, or participations in Tranche A Letters of Credit or Tranche B Letters of Credit, as applicable, of the other applicable Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Tranche A Advances or Tranche B Advances and such Tranche A Letter of Credit Exposure or Tranche B Letter of Credit Exposure in accordance with its pro rata share, and (ii) if no Default exists, then any cash collateral posted by the Borrower pursuant to clause (c)(ii) above with respect to such Lender shall be returned to the Borrower.

ARTICLE 3
CONDITIONS

Section 3.1                                    Conditions Precedent to Effectiveness.  The Restated Agreement shall be amended and restated in its entirety as set forth herein upon the occurrence of the following conditions precedent on or before the Effective Date:

(a)                                 Documentation.  The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)                                     this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each applicable Lender;

(ii)                                  the Guaranty executed by all Subsidiaries of the Borrower existing on the Effective Date;

(iii)                               the Security Agreement executed by each Credit Party, together with appropriate UCC-3 or UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv)                              Custodial Agreements executed by the Borrower, the applicable Subsidiary of the Borrower and each employee of the Borrower serving as custodian thereunder;

(v)                                 certificates of insurance naming the Administrative Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance, and covering the Borrower’s or its Subsidiaries Properties with such insurance carriers, for such amounts and covering such risks that are acceptable to the Administrative Agent;

(vi)                              a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct, (B) no Default has occurred and is continuing; and (C) all conditions precedent set forth in this Section 3.1 have been met;

(vii)                           a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D)

governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(viii)                        certificates of good standing for each Credit Party in each state in which each such Person is organized (and as requested by the Administrative Agent, in each state in which such Person is qualified to do business), which certificate shall be (A) dated a date not earlier than 30 days prior to Effective Date or (B) otherwise effective on the Effective Date;

(ix)                              legal opinions of Hughes Arrell Kinchen LLP and Andrews Kurth LLP as outside counsels to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent; and

(x)                                 such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b)                                 Consents; Authorization; Conflicts.  The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents.  In addition, the Borrower and the Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and the Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(c)                                  Representations and Warranties.  The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date before and after giving effect to the initial Borrowings or issuance (or deemed issuance) of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date.

(d)                                 Payment of Fees.  The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date by Sections 2.7(c) and 9.1 or any other provision of a Credit Document.

(e)                                  Other Proceedings.  No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other Credit Agreement, or any transaction contemplated hereby or thereby or (ii) which in the judgment of the Administrative Agent could reasonably be expected to result in a Material Adverse Change.

(f)                                   Other Reports.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request.

(g)                                  Material Adverse Change.  Since December 31, 2010, there shall not have occurred any event or circumstance that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), prospects, or results of operations of the Borrower and its Subsidiaries, taken as a whole.  Furthermore, the Administrative Agent shall not have become aware since March 23, 2011 of any material information or other matter that is inconsistent in a material and adverse manner with any due diligence, information or matter (including any financial information and projections previously delivered to the Administrative Agent) disclosed or known to the Administrative Agent prior to March 23, 2011.

(h)                                 No Default.  No Default shall have occurred and be continuing.

(i)                                     Solvency.  The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer of the Borrower and each Guarantor certifying that, before and after giving effect to the initial Borrowings made hereunder on the Effective Date, the Borrower and each such other Guarantor is Solvent (assuming with respect to each Guarantor, that the fraudulent conveyance savings language contained in the Guaranty applicable to such Guarantor will be given full effect).

(j)                                    Delivery of Financial Statements.  The Administrative Agent shall have received true and correct copies of (i) satisfactory audited consolidated financial statements for the Borrower and its Subsidiaries for the fiscal year 2008, satisfactory audited consolidated financial statements for the Parent Company and its Subsidiaries for the fiscal year 2009, and satisfactory audited consolidated financial statements for the Borrower and its Subsidiaries for the fiscal year 2010, (ii) satisfactory unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2011, and (iii) projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries, covering the first three full years after the Effective Date (and which projections shall not be inconsistent with information provided to the Administrative Agent prior to March 23, 2011).

(k)                                 Notices of Borrowing.  The Administrative Agent shall have received Notices of Borrowing from the Borrower, with appropriate insertions and executed by a duly authorized officer of the Borrower.

(l)                                     Real Estate Due Diligence.  The Administrative Agent shall have received or completed, and be satisfied with the result of, a completed Schedule 3.1 which shall list all real property owned or leased by the Credit Parties and including a notation as to all locations where any equipment of any Credit Party is kept.

(m)                             USA Patriot Act.  The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(n)                                 Pro Forma Compliance Certificate.  The Administrative Agent shall have received a Compliance Certificate executed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, reflecting the Borrower’s pro forma compliance with the financial covenants in Sections 6.18, 6.19 and 6.20 as of the fiscal quarter ended March 31, 2011, assuming that such financial covenants applied as of such fiscal quarter end and after giving pro forma effect to the Advances made hereunder on the Effective Date.

(o)                                 Capital Structure.  The capital and ownership structure and the equityholder arrangements of the Borrower and its subsidiaries (and all agreements relating thereto) will be reasonably satisfactory to the Agent.

(p)                                 Due Diligence.  The Administrative Agent shall have completed and be satisfied in its sole discretion with the corporate (or other organizational), environmental and financial due diligence of the Credit Parties and their Affiliates.

Section 3.2                                    Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit.  The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of the Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.16, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a)                                 Representations and Warranties.  As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit or the reallocation of the Letter of Credit Exposure, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.

(b)                                 Event of Default.  As of the date of the making of any Advance, the issuance, increase, renewal or extension of any Letter of Credit, or the reallocation of the Letter of Credit Exposure, as applicable, no Default or Event of Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit, or the relocation of the Letter of Credit Exposure would not cause a Default or Event of Default.

(c)                                  Compliance with Covenants.  As of the date of the making of any Advance, or the issuance, increase, renewal or extension of any Letter of Credit, as applicable, and after giving effect to the making of such Advance or such issuance, increase, renewal or extension of any Letter of Credit, the Borrower would be in compliance with the covenants in (i) Section 6.17 as of such date, and (ii) Sections 6.18 and 6.19 as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent (which, for the avoidance of doubt, (A) calculates EBITDA as of such fiscal quarter end calculated on a pro forma basis in a manner acceptable to the Administrative Agent (the “Measurement Period”), (B) for purposes of Section 6.19, calculates Interest Expense (1) using outstanding total Debt on the date of such Advance or issuance, increase, renewal or extension of such Letter of Credit and assuming that all such total Debt was incurred on the first day of such Measurement Period, (2) for such Debt accruing a fixed rate of interest, applying such fixed rate of interest, and (3) for such Debt accruing a floating or formula rate of interest, applying an implied rate of interest for the Measurement Period based on the rate which is or would be in effect with respect to such total Debt on the date such Advance or issuance, increase, renewal or extension of such Letter of Credit is made, and (C) for purposes of Section 6.18, utilizes Debt outstanding on the proposed date of such Advance or such issuance, increase, renewal or extension of any Letter of Credit (including such Advance and such issuance, increase, renewal or extension of any Letter of Credit).

Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Borrower of the proceeds of such Borrowing, the issuance, increase, renewal or extension of such Letter of Credit, and the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, renewal or extension of such Letter of Credit or such reallocation, as applicable, the foregoing conditions in this Section 3.2 have been met.

Section 3.3                                    Determinations Under Sections 3.1 and 3.2.  For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1                                    Organization.  Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary, except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change.  As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2                                    Authorization.  The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.  At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s limited liability powers, have been duly authorized by all necessary action, do not contravene (i) the Borrower’s certificate of formation, operating agreement or limited liability company agreement, or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.

Section 4.3                                    Enforceability.  The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4                                    Financial Condition.

(a)                                 The Borrower has delivered to the Administrative Agent the unaudited financial statements for the Parent Company and its Subsidiaries dated as of September 30, 2016 for the three-fiscal quarter period then ended.  The financial statements referred to in the preceding sentence have been prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and present fairly the consolidated financial condition of the aforementioned Persons as of the respective dates thereof.  As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b)                                 Since September 30, 2016, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.  Before and after giving effect to the making of each Advance, the Credit Parties, taken as a whole, are Solvent.

Section 4.5                                    Ownership and Liens; Real Property.  Each Credit Party (a) has good and marketable title to, or a valid and subsisting leasehold interest in, all real property (other than rights under water well agreements which rights, if lost, could not reasonable expected to result in a Material Adverse Change), and good title to all personal Property, used in its business, and (b) none of the Property owned by the Borrower or any Credit Party is subject to any Lien except Permitted Liens.  As of the Effective Date, the Credit Parties own no real property other than that listed on Schedule 3.1.

Section 4.6                                    True and Complete Disclosure.  All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Credit Parties and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading.  There is no fact known to any officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change.  All projections, estimates, budgets, and pro forma financial information furnished by the Credit Parties (or on behalf of the Credit Parties) previously or in the future, were or will be prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished; provided however, that such projections are or will be based only on management’s reasonable belief at the time that such projections were prepared and in no case shall any of such projections be considered to be representations or assurances with respect to future performance.

Section 4.7                                    Litigation.  There are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against the Parent Company, the Borrower or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change.  Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against the Parent Company, the Borrower or any Subsidiary which seeks to adjudicate the Parent Company, the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8                                    Compliance with Agreements.

(a)                                 Neither the Parent Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change.  Neither the Parent Company nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Parent Company or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change.  To the best knowledge of the Credit Parties, neither the Parent Company nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Parent Company or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b)                                 No Default has occurred and is continuing.

Section 4.9                                    Pension Plans.  (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) other than as disclosed on Schedule 4.9, to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Parent Company, nor the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Parent Company, nor the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Parent Company, the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization.  Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Parent Company, the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Parent Company, the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10                             Environmental Condition.

(a)                                 Permits, Etc.  Each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) other than a disclosed on Schedule 4.10, has at all times been and is in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit which could reasonably be expected to result in a material liability against any Credit Party; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b)                                 Certain Liabilities.  To the Credit Parties’ best knowledge, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the

Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c)                                  Certain Actions.  Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Parent Company, any of its Subsidiaries or any of the Parent Company’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ best knowledge, future liability, if any, of the Parent Company or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11                             Subsidiaries.  As of the Amendment No. 14 Effective Date (a) the Borrower has no Subsidiaries other than any Non-Obligor Entity and the Guarantors that are parties to the Amendment No. 11 (other than Affirm and Peak) and (b) the Parent Company has no Subsidiaries other than the Borrower, Affirm, Peak, and the Subsidiaries of the Borrower.  Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Amendment No. 11 Effective Date) has complied with the requirements of Section 5.6.

Section 4.12                             Investment Company Act.  No Credit Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Neither the Parent Company, the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13                             Taxes.  Proper and accurate (in all material respects), U.S. federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent Company, the Borrower and each Subsidiary or any member of the affiliate group, if any, of which the Parent Company, Borrower, or a Subsidiary is a member, as determined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding.  Neither the Parent Company, the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any U.S. federal, state, local or foreign taxes or other impositions.  Proper and accurate amounts have been withheld by the Parent Company, the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14                             Permits, Licenses, etc.  Each of the Parent Company and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business.  Each of the Parent Company and its Subsidiaries manages and operates its business in accordance with all applicable Legal

Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15                             Use of Proceeds.  The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6.  No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation  T, U or X,  to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is itself, or whose government is itself, the subject of Sanctions or Anti-Corruption Laws or in any other manner that would result in a violation of Sanctions or Anti-Corruption Laws by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

Section 4.16                             Condition of Property; Casualties.  The material Properties used or to be used in the continuing operations of the Parent Company and each Subsidiary, are in good working order and condition, normal wear and tear excepted.  Neither the business nor the material Properties of the Parent Company or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17                             Insurance.  Each of the Parent Company and its Subsidiaries carry insurance (which may be carried by the Parent Company on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.18                             Security Interest.  Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien can be perfected by filing financing statements.  Assuming such financing statements are correctly prepared, when such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.

Section 4.19                             Anti-Corruption Laws and Sanctions.

(a)                                 No Credit Party, nor any of their respective Subsidiaries nor any director, officer, or employee nor, to the knowledge of the Credit Parties, any agent or other person acting on behalf of the Credit Parties or any of their Subsidiaries has taken any action, directly or indirectly, that could result in a violation by such persons of the FCPA or any other applicable Anti-Corruption Law; and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.

(b)                                 No Credit Party, nor any of their respective Subsidiaries nor any director, officer, or employee, nor, to the knowledge of the Credit Parties, any agent or affiliate of any Credit Party or any of their respective Subsidiaries is a Person that is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including any imposed pursuant to Canadian Anti-Terrorism Laws (collectively,

“Sanctions”) or (ii) located, organized or resident in a country or territory that is itself, or whose government is itself, the subject of Sanctions.

(c)                                  No Credit Party will, directly or indirectly, use the proceeds of the Advances or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is itself, or whose government is itself, the subject of Sanctions or Anti-Corruption Laws or (ii) in any other manner that would result in a violation of Sanctions or Anti-Corruption Laws by any Person (including any Person participating in the Revolving Advances or Term Advances, whether as underwriter, advisor, investor, or otherwise).

Section 4.20                             Anti-Hoarding.  After giving effect to each Advance, the aggregate amount of all cash and cash equivalents held in deposit accounts or securities accounts owned by any Credit Party (other than the Cash Collateral Account) will not exceed $20,000,000, and the Borrower reasonably believes that the aggregate amount of all cash and cash equivalents held in deposit accounts or securities accounts owned by any Credit Party (other than the Cash Collateral Account) at the end of the week in which such Advance is being made will not exceed $20,000,000 after giving effect to such Advance and cash inflows and outflows for such week).

ARTICLE 5
AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, each Credit Party agrees to comply with the following covenants.

Section 5.1                                    Organization.  Each Credit Party shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2                                    Reporting.

(a)                                 Annual Financial Reports.  The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent Company (commencing with the fiscal year ended December 31, 2011), (i) the Financial Statements for such fiscal year, such Financial Statements to be audited (other than as to any consolidating statements which are to be attached to the audited consolidated statements) and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and (ii) summary statements of income or operations for such fiscal year broken out by geographic region or such other manner reported internally to management of the Borrower or the Parent Company, all in reasonable detail and form acceptable to the Administrative Agent or in such form and substance required to be filed with the SEC, and, in the case of clause (i) above, such balance sheet and statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or the Parent Company to the effect that such statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Company and its Subsidiaries in accordance with GAAP.

(b)                                 Quarterly Financials.  The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company (commencing with the fiscal quarter ending March 31, 2012), (i) the Financial Statements for such fiscal quarter and for the portion of the Parent Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail; and (ii) summary statements of income or operations for such fiscal year (to date) of the Parent Company and its Subsidiaries broken out by geographic region or such other manner reported internally to management of the Borrower, all in reasonable detail and form acceptable to the Administrative Agent or in such form and substance required to be filed with the SEC, and, in the case of clause (i) above, such balance sheet and statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or the Parent Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)                                  Monthly Financials.  The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 30 days after the end of each month, (i) the Financial Statement for such month and for the portion of the Parent Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail; and (ii) summary statements of income or operations for such fiscal year (to date) of the Parent Company and its Subsidiaries broken out by geographic region or such other manner reported internally to management of the Borrower, all in reasonable detail and form acceptable to the Administrative Agent or in such form and substance required to be filed with the SEC, and, in the case of clause (i) above, such balance sheet and statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or the Parent Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(d)                                 Monthly Asset Sale Reports.  Concurrently with the delivery of the financial statements referred to in Section 5.2(c) above, the Borrower shall provide to the Administrative Agent a report in form and detail satisfactory to the Administrative Agent (together with supporting evidence satisfactory to the Administrative Agent) setting forth all sales, conveyances, and other transfers of Property by any Credit Party and any Subsidiary of a Credit Party that occurred during such month and confirming how the proceeds thereof have been applied.

(e)                                  Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

(f)                                   Certificated Equipment.  Concurrently with the delivery of the Financial Statements referred to in Section 5.2(a), the Borrower shall provide to the Administrative Agent a report or reports listing all of the Credit Parties’ Certificated Equipment as of such date, and setting forth (i) the state or province in which such Certificated Equipment is titled, (ii) the VIN or Serial Number, as applicable, of such Certificated Equipment, (iii) the net book value of such Certificated Equipment, (iv) the net book value of all Certificated Equipment of the Credit Parties, and (v) a notation of any third-party interest on or encumbering such Certificated Equipment.

(g)                                  Annual Budget.  As soon as available and in any event within 60 days after the end of each fiscal year of the Parent Company, the Borrower shall provide to the Administrative Agent an annual operating, capital and cash flow budget for the immediately following fiscal year and detailed on a quarterly basis.

(h)                                 Defaults.  The Credit Parties shall provide to the Administrative Agent promptly, but in any event within three Business Days after the occurrence thereof, a notice of each Default or Event of Default known to the Borrower or to any of its Subsidiaries or the Parent Company, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Credit Parties have taken and proposes to take with respect thereto.

(i)                                     Other Creditors.  The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries or the Parent Company pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement.

(j)                                    Litigation.  The Credit Parties shall provide to the Administrative Agent promptly after the commencement thereof, prompt notices of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries or the Parent Company that could reasonably be expected to result in a Material Adverse Change.

(k)                                 Environmental Notices.  Promptly upon, and in any event no later than 45 days after, the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $1,000,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $1,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $1,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, the Parent Company or any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.

(l)                                     Material Adverse Changes.  The Credit Parties shall provide to the Administrative Agent prompt written notice of any condition or event of which the Parent Company or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Parent Company or any of its Subsidiaries is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change.

(m)                             Termination Events.  As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(n)                                 Termination of Plans.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(o)                                 Other ERISA Notices.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(p)                                 Other Governmental Notices.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or the Parent Company or any Subsidiary, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(q)                                 Disputes; etc.  The Credit Parties shall provide to the Administrative Agent prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting the Borrower or the Parent Company or any Subsidiary, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries or the Parent Company has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or the Parent Company or any Subsidiary, and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or the Parent Company or any Subsidiary, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000;

(r)                                    Management Letters; Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent Company, the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Company, the Borrower and its Subsidiaries, and a copy of any response by the Parent Company, the Borrower or any Subsidiary of the Borrower, or the board of directors or managers (or other applicable governing body) of the Parent Company, the Borrower or any Subsidiary of the Borrower, to such letter or report;

(s)                                   Insurance Reports; Information to Insurer.  Promptly and in any event no later than the earlier of (i) fifteen Business Days after each fiscal quarter end and (ii) delivery thereof to the insurance companies, the Credit Parties shall provide to the Administrative Agent all notices of claims and such other information requested or required by the insurer or the Administrative Agent.

(t)                                    Account Reports.  Promptly and in any event no later 30 days after the end of each month, the Credit Parties shall provide to the Administrative Agent a monthly accounts receivable aging report of the Credit Parties and a monthly accounts payable aging report of the Credit Parties, each certified as true and correct by a Responsible Officer of the Borrower.

(u)                                 Other Information.  Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Parent Company the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Section 5.3                                    Insurance.

(a)                                 Each Credit Party shall, and shall cause each of the Parent Company and its Subsidiaries to, carry and maintain all such other insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and acceptable to the Administrative Agent and with reputable insurers acceptable to the Administrative Agent.

(b)                                 Copies of all policies of insurance or certificates thereof covering the property or business of the Credit Parties, and endorsements and renewals thereof, certified as true and correct copies of such documents by a Responsible Officer of the Borrower shall be delivered by Borrower to and retained by the Administrative Agent.  All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured.  All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage.  All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, the Parent Company and its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ prior written notice to the Administrative Agent.

(c)                                  If at any time the area in which any real property constituting Collateral is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) as indicated in flood certificates provided by the Administrative Agent to the Borrower, the Borrower shall, and shall cause each of the Parent Company and its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d)                                 Prior to the occurrence and continuance of an Event of Default but subject to any existing rights of third parties which are permitted pursuant to this Agreement, (i) all proceeds of property insurance received by a Credit Party for the loss of Property which occurred prior to the Effective Date and of which such Credit Party has notified the Administrative Agent prior to the Effective Date and up to $10,000,000, in the aggregate, of all other proceeds of any property insurance policy shall be paid directly to the applicable Credit Party to repair or replace the damaged or destroyed Property covered by such policy; provided that such Credit Party shall make such repair or replace such Property within 180 days from the receipt of such proceeds and (ii) the remaining amount of such proceeds and any amount of proceeds that were paid to such Credit Party as permitted under clause (i) above and not used toward the repair or replacement of such Property within the 180 days required under such clause (i), shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent to be, at the election of the Administrative Agent, (A) applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable, or (B) returned to such Credit Party to repair or replace the damaged or destroyed Property covered by such policy or to make such other investments permitted under Section 6.3 of this Agreement.

(e)                                  After the occurrence and during the continuance of an Event of Default but subject to any existing rights of third parties which are permitted pursuant to this Agreement, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(f)                                   In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d) or clause (e), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement.  Upon the request of the Administrative Agent, each of the Borrower and the Parent Company and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4                                    Compliance with Laws.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply or the failure to so maintain could not reasonably be expected to result in a Material Adverse Change.

Section 5.5                                    Taxes.  Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all material taxes, assessments, and other charges and claims related thereto imposed on the Parent Company or any of its Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6                                    New Subsidiaries.  The Borrower shall deliver to the Administrative Agent each of the items set forth in Part A of Schedule III attached hereto with respect to each Subsidiary created or acquired after the Effective Date (other than any Non-Obligor Entity) and within the time requirements set forth in Schedule III.

Section 5.7                                    Security.

(a)                                 Each Credit Party agrees that at all times before the termination of this Agreement, payment in full of the Obligations, the termination and return of all Letters of Credit and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Secured Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries (other than, subject to clause (c) of this Section 5.7, any Non-Obligor Entity) to, grant to the Administrative Agent a Lien in any Property of such Credit Party or such Subsidiary now owned or hereafter acquired  promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property,

(b)                                 Notwithstanding the generality of the foregoing and subject to clause (c) of this Section 5.7, each Credit Party shall, and shall cause each of its Subsidiaries (other than, subject to clause (c) of this Section 5.7, any Non-Obligor Entity) to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in the following Properties, whether now owned or hereafter acquired: (a) all

Equity Interests issued by any Subsidiary; and (b) all other Properties of the Credit Parties and their respective Subsidiaries other than Excluded Properties.

(c)                                  If, at any time, (i) the EBITDA of the Credit Parties is less than 92% of the consolidated EBITDA of the Parent Company and its Subsidiaries, or (ii) the net book value of all assets of the Credit Parties is less than 92% of the aggregate consolidated net book value of all assets of the Parent Company and its Subsidiaries, in each case, as established in accordance with GAAP and as reflected in the financial statements most recently delivered to the Administrative Agent pursuant to the terms hereof, then within 14 days after the date that such financial statements are required to be delivered (or such later date as may be agreed upon by the Administrative Agent) the Parent Company and the Borrower shall cause any or all of the Non-Obligor Entities to deliver the items set forth in Part A of Schedule III attached hereto so that, after giving effect to the delivery of such items by such Non-Obligor Entities, (x) the EBITDA of the Credit Parties is equal to or greater than 92% of the consolidated EBITDA of the Parent Company and its Subsidiaries, and (ii) the net book value of all assets of the Credit Parties is equal to or greater than 92% of the aggregate consolidated net book value of all assets of the Parent Company and its Subsidiaries, in each case, as established in accordance with GAAP;

(d)                                 Notwithstanding the generality of the foregoing clause (a), (x) with respect to each real property (other than Excluded Property) owned by a Credit Party on the Amendment No. 11 Effective Date, the Credit Parties shall provide the following to the Administrative Agent on or prior to August 15, 2016 (or such later date as may be agreed by the Administrative Agent in its sole discretion), and (y) with respect to each real property (other than Excluded Property) acquired by a Credit Party after the Amendment No. 11 Effective Date, the Credit Parties shall provide the following to the Administrative Agent within 30 days after such acquisition (or such later date as may be agreed by the Administrative Agent in its sole discretion):

(i)                                     a fully executed Mortgage covering such real properties; provided that, the Administrative Agent may, in its sole discretion, elect to exclude from any Mortgage, any “building” or “mobile home” (each as defined under the applicable laws referred to in clause (iii) below) if the Administrative Agent determines, in its sole discretion, that the cost of perfecting a security interest in such Property (including the costs of flood insurance) is excessive in relation to the value of the Lien to be afforded thereby;

(ii)                                  with respect to such property located in the United States, a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) (which certificate shall also be promptly delivered to the Lenders);

(iii)                               with respect to such property located in the United States, if such property is located in an area designated to be in a “flood hazard area” evidence of flood insurance on such property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time (which evidence shall also be promptly delivered to the Lenders);

(iv)                              such evidence of corporate authority to enter into such Mortgage as the Administrative Agent may reasonably request;

(v)                                 if requested by the Administrative Agent, a customary opinion of counsel for the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent related to such Mortgage (but not including title matters);

(vi)                              if requested by the Administrative Agent, with respect to each Mortgage, a mortgagee policy of title insurance or marked unconditional binder of title insurance, fully paid for by the Borrower, insuring such Mortgage as a valid first priority Lien on the Property described therein in favor of Administrative Agent, free of all Liens other than the Permitted Liens, and otherwise reasonably acceptable to the Administrative Agent, which policy of title insurance shall be issued by a nationally recognized title insurance company reflecting a coverage amount at least equal to the fair market value (as reasonably determined by the Borrower and approved by the Administrative Agent in its sole discretion) of such real property; it being understood that (x) such mortgagee policy title insurance shall have been issued at the Borrower’s expense by a title insurance company reasonably acceptable to the Administrative Agent, (y) shall show a state of title and exceptions thereto, if any, reasonably acceptable to the Administrative Agent and (z) shall contain such customary endorsements as may be reasonably required by the Administrative Agent; and

(vii)                           all material environmental reports and such other reports, audits or certifications as the Administrative Agent may reasonably request with respect to such real property; and

(e)                                  Notwithstanding the generality of the foregoing clause (a), within 120 days following the Amendment No. 11 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), with respect to all Certificated Equipment owned by any Credit Party on the Amendment No. 11 Effective Date (to the extent such equipment is not subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder), the aggregate net book value of which comprises no less than 90% of the net book value of all Certificated Equipment owned by the Credit Parties on the Amendment No. 11 Effective Date, each applicable Credit Party shall cause the original certificate of title for such Certificated Equipment to name the Administrative Agent as the holder of the first priority Lien thereon and shall deliver a copy of such certificate of title to the Administrative Agent with such notation.  As to each Certificated Equipment purchased by a Credit Party after Amendment No. 11 Effective Date (to the extent such equipment is not subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder), each applicable Credit Party shall cause the original certificate of title for such Certificated Equipment to name the Administrative Agent as the holder of the first priority Lien thereon within 30 days after such purchase and shall deliver a copy of such certificate of title to the Administrative Agent with such notation within such 30-day period.

Section 5.8                                    Accounts.  Each Credit Party shall, and shall cause each of its Subsidiaries to, from and after the fifteenth Business Day following the Amendment No. 11 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), (a) maintain all deposit accounts with Wells Fargo or with any other Lender, in any case, subject to Account Control Agreements (b) deposit all proceeds into such accounts that are subject to Account Control Agreements, and (c) subject all securities accounts to Account Control Agreements; provided that, the requirements of the preceding clause (a) and (b) of this Section 5.8 shall not apply to deposit accounts that are designated solely as accounts for, and are used solely for, payroll funding or petty cash so long as such accounts that are designated for petty cash do not hold funds more than $250,000 in the aggregate at any time.

Section 5.9                                    Records; Inspection.  Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition.  From time to time upon reasonable prior notice, each Credit

Party shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof.

Section 5.10                             Maintenance of Property.  Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in good condition and repair, normal wear and tear excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.11                             Inspection and Visitation Rights.  The Parent Company shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent to, at any reasonable time and upon request by the Administrative Agent with reasonable notice, inspect and review the books and records of the Credit Parties.

Section 5.12                             FCPA; Sanctions.  The Parent Company shall, and shall cause each of its Subsidiaries to, maintain in effect policies and procedures designed to promote compliance by each Credit Party and their respective directors, officers, employees, and agents with the FCPA and any other applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.13                             Appraisals; Field Exams.

(a)                                 Post-Closing Appraisal.  Within 30 days following the Amendment No. 11 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent a written appraisal conducted at the Borrower’s sole cost and expense by an industry recognized third party appraiser acceptable to the Administrative Agent stating, among other things, a detailed NOLV of the machinery, parts, equipment and other fixed assets, of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser reasonably satisfactory to the Administrative Agent, dated as of a date acceptable to, and otherwise in form and substance satisfactory to, the Administrative Agent.

(b)                                 Requested Appraisals. Within 30 days after request thereof by the Administrative Agent, the Borrower shall deliver or caused to be delivered to the Administrative Agent, a written appraisal conducted at the Borrower’s sole cost and expense by an industry recognized third party appraiser acceptable to the Administrative Agent stating, among other things, a detailed NOLV for machinery, parts, equipment and other fixed assets, of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent; provided that, unless a Default has occurred and is continuing, no more than one request per fiscal year may be made.

(c)                                  Field Exams.  The Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent to, at any reasonable time and upon reasonable prior notice, and from time to time upon request by the Administrative Agent with reasonable notice, perform a field inspection of the books, records and asset value of the accounts receivable and inventory of the Borrower and its Subsidiaries, and including an audit, verification and inspection of the accounts receivable and inventory of the Borrower and its Subsidiaries and, in any event, conducted by the Administrative Agent or any other Person selected by the Administrative Agent; provided that, unless a Default has occurred and is continuing, the Borrower shall bear the cost of only one such field exam per fiscal year.

(d)                                 Default; Beneficiaries.  If a Default has occurred and is continuing, the Administrative Agent may perform any additional collateral audits, appraisals and field exams, and all such collateral audits, appraisals and field exams shall be performed at the Borrower’s sole cost and expense.  Notwithstanding anything herein to the contrary, (i) no Credit Party nor any Affiliate thereof nor any of the foregoing’s respective equity holders are intended to, and no such Person shall be, third party beneficiaries of any audits, appraisals, field exams or collateral audit conducted by any Secured Party or any other Person at the direction of any Secured Party, (ii) no Secured Party is obligated to share any such material or information with any Person other than the directly intended and express beneficiary thereof and (iii) as a condition to any disclosure of such material or information which a Secured Party may, but is not obligated to, provide, the applicable Secured Party may require that the Borrower execute and deliver a confidential, non-reliance, or other disclosure agreement in form and substance acceptable to the disclosing Secured Party (which agreement would not go into effect until the delivery of the applicable audit, appraisal or field exam).

ARTICLE 6
NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, each Credit Party agrees to comply with the following covenants.

Section 6.1                                    Debt.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a)                                 the Obligations;

(b)                                 intercompany Debt owed by any Credit Party to any other Credit Party; provided that, if applicable, such Debt as an investment is also permitted in Section 6.3;

(c)                                  Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith and by appropriate proceedings;

(d)                                 [Intentionally Omitted];

(e)                                  (i) purchase money indebtedness, (ii) Debt used to finance the construction or improvement of equipment or other assets, or (iii) Capital Leases; provided that all such Debt described in clauses (i) through (iii) is in an aggregate outstanding principal amount not to exceed $10,000,000 at any time; provided further, no Credit Party may enter into additional indebtedness of the type described in this clause (e) if a Default is continuing or entering into the additional indebtedness could reasonably be expected to cause a Default; provided further, that all Debt described in clause (ii) shall be nonrecourse Debt with respect to any Credit Party or any of its assets (other than the assets financed by the Debt described in clause (ii));

(f)                                   Permitted Subordinated Debt; provided that, the Debt Incurrence Proceeds thereof are applied as a prepayment of outstanding Term Advances in the inverse order of maturity (including, for the avoidance of doubt, the installment due at maturity) until the Term Advances are repaid in full, and, thereafter, to the Revolving Advances with a corresponding permanent reduction in the Revolving Commitments;

(g)                                  Hedging Arrangements permitted under Section 6.16;

(h)                                 Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(i)                                     earnouts payable by the Borrower pursuant to Acquisitions completed prior to the Amendment No. 6 Effective Date and earnouts payable by the Borrower pursuant to Acquisitions permitted under Section 6.4 below;

(j)                                    [Intentionally Omitted]; and

(k)                                 (i) secured Debt incurred by a Non-Obligor Entity, less than 100% of the Voting Securities of which are owned, directly or indirectly, by the Parent Company (such Debt being hereinafter referred to as “Joint Venture Debt”) and (ii) unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that all such Debt described in clauses (i) and (ii) is in an aggregate outstanding principal amount not to exceed $5,000,000 at any time; provided further, that (x) no Non-Obligor Entity shall incur Joint Venture Debt if a Default is continuing or entering incurring such Joint Venture Debt could reasonably be expected to cause a Default; and (y) all Joint Venture Debt shall be nonrecourse Debt with respect to any Credit Party and any Non-Obligor Entity or any of their respective assets (other than the assets of the Non-Obligor Entity financed by the Joint Venture Debt).

Section 6.2                                    Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a)                                 Liens securing the Secured Obligations pursuant to the Security Documents;

(b)                                 Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c)                                  Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d)                                 Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;

(e)                                  Liens securing (i) purchase money debt or Capital Lease obligations permitted under Section 6.1(e); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds), and the amount secured thereby is not increased and (ii) Joint Venture Debt permitted under Section 6.1(k); provided that each such Lien encumbers only the Property of the applicable Non-Obligor Entity which is financed by such Joint Venture Debt, and all proceeds thereof (including insurance proceeds);

(f)                                   Liens arising from precautionary UCC financing statements regarding operating leases to the extent such operating leases are permitted hereby;

(g)                                  encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(h)                                 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(i)                                     Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(j)                                    judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced; and

(k)                                 [Intentionally Omitted].

Section 6.3                                    Investments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a)                                 investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(b)                                 Liquid Investments;

(c)                                  loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Person and existing on the Effective Date, in each case as specified in the attached Schedule 6.3; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased (other than appreciation);

(d)                                 loans and advances by a Credit Party to any other Credit Party;

(e)                                  investments in the form of Permitted Acquisitions;

(f)                                   creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6;

(g)                                  loans or advances to affiliates, officers and employees of any Credit Party for expenses or other payments incident to such Person’s affiliation, employment or association with any Credit Party;

provided that the aggregate outstanding amount of such advances and loans shall not exceed $1,000,000; and

(h)                                 [Intentionally Omitted];

(i)                                     investments (other than Equity Funded Investments) made prior to the Amendment No. 11 Effective Date in the form of Equity Interests in Persons that are not, and after giving effect to such investments will not be, Guarantors so long as (A) such Persons are engaged in business that is reasonably related the Borrower’s and its Subsidiaries collective business as presently and normally conducted, including the water solutions business, and (B) the aggregate amount of such investments does not exceed $50,000,000; provided that, any investments in Equity Interests of Persons which, subsequent to such investment, become Guarantors and comply with Section 5.6 above, shall be disregarded for purposes of calculating the foregoing $50,000,000 limitation;

(j)                                    Equity Funded Investments made prior to the Amendment No. 11 Effective Date in Persons that are not, and after giving effect to such Equity Funded Investments will not be, Guarantors so long as (A) such Persons are engaged in business that is reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted, including the water solutions business and (B) each such Equity Funded Investment was made within six months from the date of the Qualified Equity Issuance from which the Qualified Equity Issuance Proceeds utilized in the Equity Funded Investment were derived;

(k)                                 Equity Funded Investments made on or after the Amendment No. 11 Effective Date in Persons that are not, and after giving effect to such Equity Funded Investments will not be, Guarantors so long as (A) such Persons are engaged in business that is reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted, including the water solutions business, (B) each such Equity Funded Investment is made within six months from the date of the Qualified Equity Issuance from which the Qualified Equity Issuance Proceeds utilized in the Equity Funded Investment were derived, and (C) the aggregate amount of all such Equity Funded Investments does not exceed $10,000,000; and

(l)                                     Equity Funded Investments not otherwise permitted under the preceding provisions of this Section 6.3; provided that the aggregate outstanding amount thereof shall not exceed $5,000,000.

Section 6.4                                    Acquisitions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, make an Acquisition in a transaction or related series of transactions other than any Acquisition that meets each of the following conditions:

(a)                                 no Default exists both before and after giving effect to such Acquisition;

(b)                                 such Acquisition is substantially related to the business of the Borrower and Subsidiaries, taken as a whole, and is not hostile;

(c)                                  (i) prior to the satisfaction of the Covenant Changeover Condition: (A) such Acquisition is an Equity Funded Acquisition or a Pipeline Acquisition, and (B) other than with respect to a Pipeline Acquisition, the Borrower demonstrates, in form and substance reasonably satisfactory to the Administrative Agent, that the business, division or enterprise to be acquired had positive EBITDA for the four fiscal quarter period ended immediately prior to the proposed closing date of such Acquisition and has a positive EBITDA for the same four fiscal quarter period after giving pro forma effect to such Acquisition; and

(ii) after the satisfaction of the Covenant Changeover Condition: (A) either (x) such Acquisition is an Equity Funded Acquisition or a Pipeline Acquisition, or (y) before and after giving effect to such Acquisition, Availability is no less than $25,000,000, and (B) other than with respect to a Pipeline Acquisition, the Borrower demonstrates, in form and substance reasonably satisfactory to the Administrative Agent, that the business, division or enterprise to be acquired had positive EBITDA for the four fiscal quarter period ended immediately prior to the proposed closing date of such Acquisition and has a positive EBITDA for the same four fiscal quarter period after giving pro forma effect to such Acquisition.

(c)                                  if such Acquisition is an Acquisition of the Equity Interests of a Person (other than the minority investment permitted under Section 6.3(i) above), the Acquisition is structured so that the acquired Person (or its successor in interest) shall become a direct or indirect Subsidiary of the Borrower and the Borrower shall have delivered to the Administrative Agent each of the items required under Part A of Schedule III attached hereto; and if such Acquisition is an Acquisition of assets, the Acquisition is structured so that the Borrower or one of its direct or indirect Subsidiaries shall acquire such assets;

(d)                                 all assets or operations purchased pursuant to such Acquisitions are held by (i) a Credit Party or (ii) if the Borrower is in compliance with Section 5.7(d) and Section 6.21 on a pro-forma basis after giving effect to such Acquisition, a Non-Obligor Entity, 100% of the Voting Securities of which are owned, directly or indirectly, by the Borrower; and

(e)                                  each of the conditions set forth in Part B of Schedule III attached has been met.

For purposes of clause (c) of this Section, the EBITDA of the business, division or enterprise to be acquired shall be calculated using the definition of “EBITDA” used in this Agreement as applied to such business, division or enterprise, mutatis mutandis.

Section 6.5                                    Agreements Restricting Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Security Documents and agreements governing Debt permitted by Sections 6.1(e) to the extent such restrictions govern only the asset financed pursuant to such Debt) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Parent Company, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6                                    Use of Proceeds; Use of Letters of Credit.

(a)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to: (i) use the proceeds of the Term Advances funded on the Effective Date for any purpose other than to refinance the advances outstanding under the Restated Agreement; (ii) use the proceeds of the Revolving Advances for any purposes other than (x) to refinance the advances and other obligations outstanding under the Restated Agreement, (y) working capital purposes of any Credit Party, or (z) other general corporate purposes of any Credit Party, including funding Permitted Acquisitions or Permitted Investments and the payment of fees and expenses related to the entering into of this Agreement and the other Credit Documents; or (iii) use the proceeds of the Swing Line Advances or the Letters of Credit for any purposes other than (x) working capital purposes of any Credit Party or (y) other general corporate purposes of any Credit Party.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for purchasing or carrying margin stock or for any purpose which violates, or is inconsistent with, Regulations T, U, or X.  No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Federal Reserve Board).  Following the application of the proceeds of each Advance and Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of Parent Company and its Subsidiaries on a consolidated basis) will be “margin stock”.

(b)                                 No proceeds of any Advance or Letter of Credit shall be used in any manner that could, after giving effect to such use, prevent the Borrower from making the representations and warranties provided in Section 4.19.  No part of the proceeds of the Advances shall be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law.  The Credit Parties shall not, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

Section 6.7                                    Corporate Actions; Accounting Changes.

(a)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that the Borrower may merge with any of its wholly-owned Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity.

(b)                                 No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) without prior written notice to, and prior consent of, the Administrative Agent (such consent not to be unreasonably withheld or delayed), change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) create or suffer to exist any Subsidiary not existing on the date of this Agreement, provided that, the Borrower may create or acquire new Subsidiaries (other than Foreign Subsidiaries) if such new Subsidiaries comply with Section 5.6 and such transactions otherwise comply with the terms of this Agreement, (iii) sell or otherwise dispose of any of its ownership interest in any of its Subsidiaries (other than as permitted by Section 6.8), or in any manner rearrange its business structure as it exists on the date of this Agreement (other than as permitted by Section 6.7(a)), (iv) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents in any manner that could be adverse to any Secured Party, or (v) a change in the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower or the Parent Company unless required to conform to GAAP or approved in writing by the Administrative Agent.

Section 6.8                                    Sale of Property.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its Property except that:

(a)                                 any Credit Party may sell, convey, dispose or otherwise transfer any of its assets to any other Credit Party so long as no Default or Event of Default has occurred and is continuing or would be caused thereby; provided that the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) pursuant to documentation satisfactory to the Administrative Agent; provided further that (i) on or prior to December 31, 2016, neither Affirm nor Peak may convey, dispose or otherwise transfer any of its assets to any other Credit Party, or be the transferee to any other Credit Party’s conveyance, disposition, and (ii) after December 31, 2016, neither Affirm nor Peak may convey, dispose or otherwise transfer any of its assets to any other Credit Party, or be the transferee to any other Credit Party’s conveyance, disposition other transfer of its assets, or thereafter without the Administrative Agent’s prior written consent;

(b)                                 the Parent Company and its Subsidiaries may sell inventory in the ordinary course of business;

(c)                                  the Parent Company and its Subsidiaries may sell, convey, dispose or otherwise transfer any Properties not otherwise permitted under the preceding clauses (a) or (b) (other than to Affirm or Peak); provided that (i) at the time of, and after giving pro forma effect to, such sale, conveyance, disposal or transfer, the aggregate amount of all such sales, conveyances, dispositions and transfers consummated on or after October 30, 2015 (and if the Covenant Changeover Condition has been satisfied, on or after the date the Covenant Changeover Condition has been satisfied), does not exceed 5% of the Tangible Net Assets as reflected in the financial statements most recently delivered to the Administrative Agent pursuant to the terms hereof, and (ii) no Default or Event of Default has occurred and is continuing or would be caused thereby; provided further that, for the avoidance of doubt, neither the Affirm Disposition nor the Peak Disposition is permitted under this clause (c).

(d)                                 any Credit Party may consummate any transaction permitted under Section 6.14;

(e)                                  the Affirm Disposition may be effected; provided that (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) 100% of the consideration therefor consists of cash and cash equivalents and the proceeds from such disposition are applied in accordance with Section 2.5(c)(vii), (iii) such disposition is to a Person other than a Credit Party, (iv) 100% of the consideration received in respect thereof is comprised of cash, (v) if such disposition is a sale of all or substantially all the assets of Affirm, then Affirm shall have been released from all material liabilities (other than the Secured Obligations), (vi) all intercompany Debt and investments made or incurred on or after June 30, 2016 between or among Affirm and the Credit Parties shall have been paid or returned in full prior to, or concurrent with, the consummation of such Affirm Disposition and (vii) the consideration received for such disposition is equal to or greater than the fair market value (as reasonably determined by the board of directors or the equivalent governing body of the Borrower or the Parent Company, as applicable, and, if requested by the Administrative Agent, the Borrower or the Parent Company, as applicable, shall deliver a certificate of a Responsible Officer of the Borrower or the Parent Company, as applicable, certifying to that effect);

(f)                                   the Peak Disposition may be effected; provided that (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) 100% of the consideration therefor consists of cash and cash equivalents and the proceeds from such disposition are applied in accordance with Section 2.5(c)(vii), (iii) such disposition is to a Person other than a Credit Party, (iv) 100% of the consideration received in respect thereof is comprised of cash, (v) if such disposition is a sale of all or substantially all the assets of Peak, then Peak shall have been released from all material liabilities (other than the Secured Obligations), (vi) all intercompany Debt and investments made or incurred on or after October 29, 2015, between or among Peak and the Credit Parties shall have been paid or returned in full prior to, or concurrent with, the consummation of such Peak Disposition and (vii) the consideration received for such disposition is equal to or greater than (A) $30,000,000 if such disposition is consummated prior to December 31, 2016, or (B) such other amount determined by the Majority Lenders if such disposition is consummated on or after January 1, 2017; and

(g)                                  the Parent Company and its Subsidiaries may sell, convey, dispose or otherwise transfer equipment that is obsolete, worn-out or otherwise not economically viable in its then current condition; provided that (i) the aggregate amount of all such sales, conveyances, dispositions and transfers permitted under this clause (g) shall not exceed $2,000,000 per fiscal year, and (ii) no Default or Event of Default has occurred and is continuing or would be caused thereby.

Section 6.9                                    Restricted Payments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that so long as no Default exists or would result from the making of such Restricted Payment:

(a)                                 the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary that is a Credit Party (other than Affirm or Peak),

(b)                                 the Borrower may make Restricted Payments to the Parent Company,

(c)                                  the Parent Company may make Permitted Tax Distributions,

(d)                                 the Credit Parties may make payments of principal, interest, fees and other amounts owing in respect of Permitted Subordinated Debt to the extent permitted by the subordination documentation referenced in the definition of “Permitted Subordinated Debt” (which may include restrictions on the payment of interest and fees), and

(e)                                  the Parent Company may make Restricted Payments to the extent funded with the Qualified Equity Proceeds of an Equity Issuance of Qualified Equity Interests effected concurrently with, or immediately prior to, such Restricted Payments.

Section 6.10                             Affiliate Transactions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the applicable Credit Party than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an affiliate.  Notwithstanding anything herein to the contrary, Affirm shall not, Peak shall not, and the Parent Company shall not permit Affirm or Peak to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any other Credit Party unless such transaction or series of transactions is on terms no less favorable to such other Credit Party, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not a Credit Party or an Affiliate thereof and such transaction is not otherwise prohibited under this Agreement; provided that, so long as the purchase price Peak receives in connection with such transaction or series of transactions satisfies the requirements set forth in Section 6.8(f)(vii), such purchase price shall deemed to be no less favorable to such other Credit Party than the purchase price that such Credit Party could have obtained in a comparable arm’s length transaction with a Person that is not a Credit Party or an Affiliate thereof.

Section 6.11                             Line of Business.  No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Parent Company’s, the Borrower’s or the Subsidiaries’  collective business as conducted on August 14, 2012, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted.

Section 6.12                             Hazardous Materials.  No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13                             Compliance with ERISA.  Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Parent Company or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Parent Company, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Company, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability; or (j) amend or permit any member of the Controlled Group to amend, a Plan resulting in an increase in current liability such that the Parent Company, any Subsidiary or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 6.14                             Sale and Leaseback Transactions.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Parent Company or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Parent Company or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred; provided that, on or after the Amendment No. 6 Effective Date, the Credit Parties may effect such transactions with Property that is not Collateral so long as the aggregate purchase price for all such transactions does not exceed $1,000,000.

Section 6.15                             Operating Leases.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into or be party to any lease that constitutes an operating lease under GAAP if the obligations of such Credit Party or such Subsidiary as lessee under such lease would cause its lease payments (excluding (a) payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease and (b) payments made after the Amendment No. 6 Effective Date in respect of leases permitted under Section 6.14) in respect of all such leases entered into by the Parent Company and its Subsidiaries to exceed $50,000,000 during any fiscal year of the Parent Company.

Section 6.16                             Limitation on Hedging.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, (ii) is longer than the term of the Term Loans, or (iii) obligates the Borrower or any of its Subsidiaries to any margin call requirements.

Section 6.17                             Minimum Liquidity.  The Borrower shall not permit Liquidity at any fiscal quarter end ending after the Amendment No. 14 Effective Date but prior to the Amendment No. 15 Effective Date, to be less than $10,000,000.  Furthermore, the Borrower shall not permit Liquidity on the date of any Advance or any issuance, increase or extension of a Letter of Credit (after giving effect to such Advance and such issuance, increase or extension of a Letter of Credit) occurring on or after the Amendment No. 14 Effective Date but prior to Amendment No. 15 Effective Date to be less than $10,000,000.

Section 6.18                             Leverage Ratio.  Borrower shall, at all times, not permit the Leverage Ratio as of each fiscal quarter end set forth below to be more than the corresponding maximum Leverage Ratio set forth below next to such fiscal quarter:

Fiscal Quarter End	Maximum Leverage Ratio
Fiscal quarter ending September 30, 2017	4.00 to 1.00
Fiscal quarter ending December 31, 2017	3.50 to 1.00
Fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018	3.25 to 1.00
Fiscal quarter ending December 31, 2018	3.00 to 1.00
Fiscal quarters ending on or after March 31, 2019	2.75 to 1.00

Section 6.19                             Interest Coverage Ratio.  Borrower shall not permit the Interest Coverage Ratio as of each fiscal quarter end to be less than (a) 1.10 to 1.00 for the fiscal quarter ending December 31,

2016, (b) 1.25 to 1.00 for the fiscal quarter ending March 31, 2017, (c) 1.50 to 1.00 for the fiscal quarter ending June 30, 2017, (d) 2.50 to 1.00 for the fiscal quarter ending September 30, 2017, and (e) 3.00 to 1.00 for each fiscal quarter ending on or after December 31, 2017.

Section 6.20                             Capital Expenditures.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, incur Capital Expenditures (other than Capital Expenditures that are Equity Funded Capital Expenditures) other than: (a) for the period of time commencing on the Amendment No. 14 Effective Date and ending on December 31, 2016, Capital Expenditures in the aggregate not in excess of the Capital Expenditures Basket Amount for such period, and (b) for each fiscal quarter ending after December 31, 2016, Capital Expenditures in the aggregate not in excess of the Capital Expenditures Basket Amount for such fiscal quarter; provided that, the dollar limitation in this clause (b) shall not apply for any fiscal quarter if the Covenant Changeover Condition has been satisfied for the immediately preceding fiscal quarter.

Section 6.21                             Ring Fence Test.  No Credit Party shall permit, nor shall it permit any of its Subsidiaries to permit (i) the EBITDA of the Credit Parties as of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2015, to be less than 92% of the consolidated EBITDA of the Parent Company and its Subsidiaries, and (ii) the net book value of all assets of the Credit Parties as of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2015, to be less than 92% of the aggregate consolidated net book value of all assets of the Parent Company and its Subsidiaries, in each case, as established in accordance with GAAP.

Section 6.22                             Equipment Maintenance and Storage.  No Credit Party shall, nor shall it permit any of its Subsidiaries to from and after the Effective Date, store or otherwise maintain any equipment that is intended to constitute Collateral pursuant to the Security Documents at premises within the U.S. which are not owned by a Credit Party unless (a) such equipment is in transit or located at the job site under which such equipment is then currently under contract, (b) such equipment is located at premises within the U.S. that are leased by a Credit Party, (c) such equipment is office equipment located at any Credit Party’s regional corporate headquarters or sales offices, or (d) the aggregate value of all equipment which are not otherwise covered under the preceding clauses (a) – (d) and which are not covered by a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent does not exceed $5,000,000 (or such larger amount up to $15,000,000 as may be set from time to time by the Administrative Agent in its sole discretion so long as such larger amount is only in effect for a period of no greater than three months at any one time).

Section 6.23                             Non-Obligor Entities.  Notwithstanding anything to the contrary contained herein, including any provision of this Article 6, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Non-Obligor Entity, Affirm, or Peak, (b) sell, assign, pledge, or otherwise transfer any of its Properties to any Non-Obligor Entity, to Affirm, or to Peak other than to the extent such transaction would be permitted with a Person that is not a Credit Party, or (c) make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Non-Obligor Entity, Affirm, or Peak, or in any Properties of any Non-Obligor Entity, of Affirm, or of Peak other than, without duplication, the following: (i) the loans, advances, capital contributions, investments, and commitments made prior to the date hereof in any Non-Obligor Entity; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other than by appreciation), (ii) the loans, advances, capital contributions, investments, and commitments made prior to the Amendment No. 11 Effective Date in Affirm and Peak; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other than by appreciation), (iii) such other loans, advances, capital contributions, investments and commitments permitted under Sections 6.3(g), (j), (k), and (l) above, and (iv) with respect to Peak and Affirm to the extent such Person is a Credit Party, such loans, advances, capital contributions, investments and commitments permitted under Sections 6.3(d).

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.1                                    Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a)                                 Payment Failure.  Any Credit Party (i) fails to pay any principal or interest when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;

(b)                                 False Representation or Warranties.  Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time it was made or deemed made;

(c)                                  Breach of Covenant.  (i) Any breach by any Credit Party of any of the covenants in Section 5.2(e), Section 5.2(h), Section 5.3(a), Section 5.6 or Article 6 of this Agreement or the corresponding covenants in any Guaranty or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty days after the occurrence of such breach (such grace period to be applicable only in the event such Default can be remedied by corrective action of a Credit Party or any of its Subsidiaries);

(d)                                 Guaranties.  Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e)                                  Credit Documents.  Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in the Property purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions of any Credit Document shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing;

(f)                                   Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $7,500,000 individually or when aggregated with all such Debt of the Borrower and the Guarantors so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $7,500,000 individually or when aggregated with all such Debt of the Credit Parties so in default (other than Debt evidenced by the Notes), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g)                                  Bankruptcy and Insolvency.  (i) Except in connection with a transaction permitted under Section 6.7 above, any Credit Party or any Subsidiary shall terminate its existence or dissolve or (ii) any Credit Party or any Subsidiary (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h)                                 Adverse Judgment.  The Parent Company, the Borrower or any Subsidiary suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $7,500,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i)                                     Termination Events.  Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $2,000,000;

(j)                                    Plan Withdrawals.  The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $2,000,000; or

(k)                                 Change in Control.  The occurrence of a Change in Control.

Section 7.2                                    Optional Acceleration of Maturity.  If any Event of Default (other than an Event of Default pursuant to Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,

(a)                                 the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b)                                 the Borrower shall, on demand of the Administrative Agent (i) at the request or with the consent of the Majority Revolving Tranche A Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Tranche A Letter of Credit Exposure as security for the Secured Obligations to the extent the Tranche A Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and (ii) at the request or with the written consent of the Majority Revolving Tranche B Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Tranche B Letter of Credit Exposure as security for the Secured Obligations to the extent the Tranche B Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c)                                  the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3                                    Automatic Acceleration of Maturity.  If any Event of Default pursuant to Section 7.1(g) shall occur,

(a)                                 the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b)                                 the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, (i) deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Tranche A Letter of Credit Exposure as security for the Secured Obligations to the extent the Tranche A Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and (ii) deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Tranche B Letter of Credit Exposure as security for the Secured Obligations to the extent the Tranche B Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c)                                  the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4                                    Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, Issuing Lender, the Swing Line Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swing Line Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Issuing Lender or the Swing Line Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swing Line Lender or any such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swing Line Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, Issuing Lender, the Swing Line Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swing Line Lender or their respective Affiliates may have.  Each Lender, the Issuing Lender and the Swing Line Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.5                                    Remedies Cumulative, No Waiver.  No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy.  No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.  Any Lender may cure any Event of Default without waiving the Event of Default.  No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6                                    Application of Payments.  Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12.  During the existence of an Event of Default, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.12 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that are owed such obligations) pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or its Affiliate that is owed such obligations) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay the principal amount of the outstanding Borrowings, pro rata to the Lenders;

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or its Affiliate that is owed such obligations) pro rata in accordance with such amounts owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay such amounts payable to the Lenders under this Credit Agreement, pro rata to the Lenders; and

FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 7.7                                    Equity Right to Cure.

(a)                                 Notwithstanding anything to the contrary contained in Section 7.1, in the event of any Event of Default under the covenant set forth in Section 6.18 or Section 6.19, and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or Section 5.2(b) with respect to the applicable fiscal quarter hereunder, the Parent Company may sell or issue common Equity Interests of the Parent Company to any of its Equity Interest holders or existing Equity Interest holders may make cash contributions on account of common Equity Interests of the Parent Company (in any event, to the extent such transaction would not result in a Change in Control) and apply the Equity Issuance Proceeds thereof (or the cash contribution thereof) to increase EBITDA with respect to such applicable quarter (and include it as EBITDA in such quarter for any four fiscal quarter period included in such calculation) (such application, a “Covenant Cure Payment”); provided that (i) such Equity Issuance Proceeds or cash contribution, as applicable, are actually received by the Borrower no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or Section 5.2 (b) with respect to such fiscal quarter hereunder, (ii) the amount of such Equity Issuance Proceeds or cash contribution, as applicable, included as EBITDA for any such fiscal quarter shall not exceed the amount necessary to cause the Interest Coverage Ratio or the Leverage Ratio, as applicable, on a pro forma basis after giving effect to the cure provided herein, for any applicable period to be less than the then required levels under Section 6.18 or Section 6.19, as applicable, plus $4,000,000, (iii) such Equity Issuance Proceeds or cash contribution, as applicable, must be applied as a prepayment to the scheduled principal installments of outstanding Term Advances in the inverse order of maturity, and if no Term Advances are outstanding, then applied as a prepayment of the outstanding Revolving Advances with a corresponding permanent reduction in the Revolving Commitments, and (iv) concurrent with the delivery of the applicable financial statements, the Borrower shall have delivered a written notice of its election to exercise the rights under this Section 7.7.  Subject to the terms set forth above and the terms in clause (b) and (c) below, upon (A) application of the Equity Issuance Proceeds or cash contribution as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenant set forth in Section 6.18 or Section 6.19, as applicable, and (B) delivery of an updated Compliance Certificate executed by a Responsible Officer of the Borrower to the Administrative Agent reflecting compliance with Section 6.18 or Section 6.19, as applicable, such Events of Default shall be deemed cured and no longer in existence and any optional acceleration initiated pursuant to Section 7.2 solely as a result of such Event of Default shall be void; provided, however, that nothing in this Section 7.7(a) shall affect any optional acceleration initiated in connection with any other Event of Default.  For the avoidance of doubt, until such an Event of Default is cured in accordance with this Section 7.7 or otherwise waived in accordance with this Agreement, the Lenders shall have no obligation to make an Advance and the Issuing Lender shall have no obligation to issue, increase, renew or extend a Letter of Credit.

(b)                                 The parties hereby acknowledge and agree that this Section 7.7 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the Interest Coverage Ratio or the Leverage Ratio covenant set forth in Section 6.18 or Section 6.19, as applicable, and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any Debt that is prepaid or repaid with the Equity Issuance Proceeds or cash contribution) other than the amount of EBITDA referred to in clause (a) above for purposes of determining the Borrower’s compliance with Section 6.18 or Section 6.19.  For the avoidance of doubt, with respect to calculating Leverage Ratio for any four-quarter period in which the EBITDA is increased pursuant to clause (a) above, the amount of Debt outstanding shall be calculated without giving effect to any reduction thereof resulting from the prepayments required under clause (a)(iii) above (i.e. the amount of such prepayments shall be added back to the numerator of Leverage Ratio).

(c)                                  In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.7 is made.  Furthermore, no more than three cures provided in this Section 7.7 may be utilized and no cures may be utilized in consecutive fiscal quarters.

ARTICLE 8
THE ADMINISTRATIVE AGENT

Section 8.1                                    Appointment, Powers, and Immunities.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents):  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct.  The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

Section 8.2                                    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7.  As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

Section 8.3                                    Defaults.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall (subject to Section 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

Section 8.4                                    Rights as Lender.  With respect to its Commitments and the Advances made by it, Wells Fargo (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.5                                    Indemnification.

(a)                                 THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL

REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b)                                 THE REVOLVING LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE REVOLVING ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE REVOLVING ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE REVOLVING COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO REVOLVING COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO REVOLVING LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH REVOLVING LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR

OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.6                                    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents.  Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.7                                    Resignation of Administrative Agent and Issuing Lender.  The Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld.  If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a bank with an office in the United States or an Affiliate of any such bank with an office in the United States and, in the case of the Issuing Lender, a Lender; provided that, if the Administrative Agent or Issuing Lender shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that (A) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (B) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender, as applicable, as provided for above in this paragraph.  Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit.  After any retiring Administrative Agent’s or Issuing Lender’s resignation as Administrative Agent or Issuing Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents.

Section 8.8                                    Collateral Matters.

(a)                                 The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents.  The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements.  By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b)                                 The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedging Agreements with such Persons, termination of all Letters of Credit, and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations payable under this Agreement and under any other Credit Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement.  Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.8.

(c)                                  Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Guaranties and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents.  By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 8.9                                    Credit Bidding.

(a)                                 The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Legal Requirements.  Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party).

(b)                                 Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Credit Document or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any of the Credit Documents, or exercise any right that it might otherwise have under applicable Legal Requirements to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE 9
MISCELLANEOUS

Section 9.1                                    Costs and Expenses.  The Borrower agrees to pay on demand

(a)                                 all reasonable out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including costs associated with field examinations, appraisals, and the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent (but not of other Lenders), with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and

(b)                                 all out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including outside counsel fees and expenses of each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2                                    Indemnification; Waiver of Damages.

(a)                                 INDEMNIFICATION.  EACH CREDIT PARTY HERETO AGREES TO, AND DOES HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER

OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCE OR HAZARDOUS WASTE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY CREDIT PARTY OR ANY SUBSIDIARY THEREOF, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO ANY CREDIT PARTY OR ANY SUBSIDIARY, (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY CREDIT PARTY OR ANY SUBSIDIARY THEREOF, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, OR (V) ANY CLAIM (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS), INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER IS A PARTY THERETO) AND THE PROSECUTION AND DEFENSE THEREOF, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE ADVANCES, THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS AND CONSULTANT’S FEES, (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY INDEMNITEE), PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH IN BAD FAITH OF ITS FUNDING OBLIGATIONS HEREUNDER.  IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.  THIS SECTION 9.2(A) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(b)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Credit Party or Lender shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof (other than as to a Lender, to the extent expressly provided herein); provided that, the foregoing shall not limit the Credit Parties’ indemnification or reimbursement obligations to the extent set forth in this Agreement or the other Credit Document to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder or thereunder.  No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c)                                  Survival.  Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

(d)                                 Payments. All payments required to be made under this Section 9.2 shall be made within 30 days of demand from the Administrative Agent or such other Indemnitee.

Section 9.3                                    Waivers and Amendments.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter or any AutoBorrow Agreement), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)                                 no amendment, waiver, or consent shall, unless in writing and signed by all the Term Lenders and the Borrower, do any of the following: (i)  reduce the principal of, or interest on, the Term Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Term Notes, including, without limitation, the Term Maturity Date, or (iii) change the number of Term Lenders which shall be required for the Term Lenders to take any action hereunder or under any other Credit Document;

(b)                                 an amendment to this Agreement solely to amend the necessary provisions of Article II (including an adjustment of the amortization schedule in Section 2.6(b)) to effect and account for an increase in the Term Commitments effected pursuant to Section 2.15 may be effected so long as such amendment is in writing and signed by the Borrower, the Administrative Agent and the applicable Increasing Lenders and Additional Lenders;

(c)                                  no amendment, waiver, or consent shall, unless in writing and signed by all the Revolving Tranche A Lenders and the Borrower, do any of the following: (i)  reduce the principal of, or interest on, the Revolving Tranche A Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Tranche A Notes, including, without limitation, the Revolving Tranche A Maturity Date, or (iii) change the number of Revolving Tranche A Lenders which shall be required for the Revolving Tranche A Lenders to take any action hereunder or under any other Credit Document;

(d)                                 no amendment, waiver, or consent shall, unless in writing and signed by all the Revolving Tranche B Lenders and the Borrower, do any of the following: (i)  reduce the principal of, or interest on, the Revolving Tranche B Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Tranche B Notes, including, without limitation, the Revolving Tranche B Maturity Date, or (iii) change the number of Revolving Tranche B Lenders which shall be required for the Revolving Tranche B Lenders to take any action hereunder or under any other Credit Document;

(e)                                  no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following:  (i) waive any of the conditions specified in Section 3.1 or

Section 3.2, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than those specifically addressed above in this Section 9.3), (iii) increase the aggregate Commitments (except pursuant to Section 2.15), (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.3), (v) other than as a result of acceleration pursuant to Article 7, change the Term Maturity Date to a date that is earlier than one day after the then effective Revolving Maturity Date, amend the amortization schedule thereof to increase the principal prepayment amounts, or otherwise change any provision hereof which would have the effect of increasing the aggregate amount of Term Advances that are required to be paid in any given year, (vi) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vii) release any Guarantor from its obligation under any Guaranty (unless, after giving effect to such release, the Borrower is in compliance with Section 5.7(d) and Section 6.21) or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 8.8(b); or (viii) amend the definitions of “Majority Lenders”, “Majority Revolving Lenders”, “Majority Revolving Tranche A Lenders”, “Majority Revolving Tranche B Lenders”, “Majority Term Lenders”, or “Maximum Exposure Amount”;

(f)                                   no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(g)                                  no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders adversely affect the interests, rights or obligations of the Revolving Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, it being understood that, if the excess of the aggregate Revolving Commitments over the sum of (i) the aggregate outstanding amount of all Revolving Advances plus (ii) the Letter of Credit Exposure plus (iii) the aggregate outstanding amount of all Swing Line Advances, is greater than $0, any amendment, waiver or consent that has the effect of curing or waiving any Default shall require the consent of the Majority Revolving Lenders in addition to all other consents required hereunder;

(h)                                 [Intentionally Omitted];

(i)                                     no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders, adversely affect the interests, rights or obligations of the Term Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Revolving Lenders;

(j)                                    no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(k)                                 no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Lender under this Agreement or any other Credit Document;

(l)                                     no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document; and

(m)                             the amendments of Schedule 3.1 of this Agreement and Schedule I to the Security Agreement, as contemplated by Section 5.13(b) and 5.13(c) herein, shall be effective simply by delivering to the Administrative Agent such replacement Schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 9.4                                    Severability.  In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5                                    Survival of Representations and Obligations.  All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties.  All obligations of the Borrower or any other Credit Party provided for in Sections 2.10, 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6                                    Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7                                    Lender Assignments and Participations.

(a)                                 Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment with respect to the Revolving Commitments shall be in an amount at least equal to $5,000,000 and any such partial assignment with respect to the Term Commitments and Term Loans shall be in an amount at least equal to $5,000,000; (iii) each assignment of a Lender’s rights and obligations with respect to Revolving Tranche A Advances and its Revolving Tranche A Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Revolving Tranche A Lender and the Revolving Tranche A Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Revolving Tranche A Advances and Revolving Tranche A Commitments; (iv) each assignment of a Lender’s rights and obligations with respect to Revolving Tranche B Advances and its Revolving Tranche B Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Revolving Tranche B Lender and the Revolving Tranche B Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Revolving Tranche B Advances and Revolving Tranche B Commitments; (v) each assignment of a Lender’s rights and obligations with respect to Term Advances and its Term Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Term Lender and the Term Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Term Advances and Term Commitments; and (vi) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500.00; provided that such processing fee shall not be required for the initial assignments made by Wells Fargo as a Lender in connection with the initial syndication of its Commitments hereunder.  Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement.  Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee.  The assignee shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.13(e).

(b)                                 The Administrative Agent shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

(c)                                  Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d)                                 Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10 and 2.11 and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Commitment).  The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.11, 2.10 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(e) (it being understood that the documentation required under Section 2.13(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such participant (A) agrees to be subject to the provisions of Sections 2.14 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.  Each Lender that sells a participation shall, acting for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advance or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(e)                                  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank.  No such assignment shall release the assigning Lender from its obligations hereunder.

(f)                                   Any Lender may furnish any information concerning the Parent Company, the Borrower or any Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph Section 9.8.

Section 9.8                                    Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties in connection with the credit facilities provided hereunder, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Parent Company or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Legal Requirements or regulations or in any legal, judicial, administrative or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Credit Document or under any Hedging Arrangements or agreements related to Banking Services Obligations, or any action or proceeding relating to this Agreement, any other Credit Document or any Hedging Arrangements or agreements related to Banking Services Obligations, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent Company or its Subsidiaries or the credit facilities under this Agreement, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities under this Agreement, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Credit Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Related Parties from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (l) to the extent that such information is independently developed by such Person, or (m) for purposes of establishing a “due diligence” defense.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Issuing Lender or any Related Party of any of the foregoing on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (i) restrict any Secured Party or Related Party thereto from providing information to any banking or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (ii) require or permit any Secured Party or Related Party thereto to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (iii) require or permit any Secured Party or Related Party thereto to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.9                                    Notices, Etc.  All notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule II, if to the Swing Line Lender, the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule II, and if to any Lender at is credit contact specified in its Administrative Questionnaire.  Each party may change its notice address by written notification to the other parties.  All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, Swing Line Lender, or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender, Swing Line Lender or Issuing Lender, as applicable, verbally or in writing.

Section 9.10                             Usury Not Intended.  It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect.  In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit

Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower).  In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest).  In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations.  The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11                             Usury Recapture.  In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances.  In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12                             Governing Law; Service of Process.  This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).  Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender.  The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement.  Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.13                             Submission to Jurisdiction; Waiver of Venue; Services of Process.

(a)                                 Submission to Jurisdiction.  The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirements, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, the Issuing Lender or the Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its Properties in the courts of any jurisdiction.

(b)                                 Waiver of Venue.  The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.9.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 9.14                             Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.15                             Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Hedging Arrangements (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.15, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made). Each Qualified ECP Guarantor intends that this Section 9.15 constitute, and this Section 9.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.16                             Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.17                             Waiver of Jury.  THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.18                             USA Patriot Act.  Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.19                             Flood Regulations.  Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statues may be amended or re-codified from time to time, any substitution therefor and any regulations promulgated thereunder (the “Flood Laws”).  Wells Fargo, as Administrative Agent, will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Laws.  However, Wells Fargo reminds each Lender and participant in under this Agreement that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a Lender or participant in under this Agreement) is responsible for assuring its own compliance with the flood insurance requirements.

Section 9.20                             Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.21                             No Advisory or Fiduciary Responsibility.

(a)                                 In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents, (iv) the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)                                 Each Credit Party acknowledges and agrees that each Lender, and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the Parent, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender or an Affiliate thereof (or an agent or any other person with any similar role under the facilities hereunder) and without any duty to account therefor to any other Lender, the Parent Company, the Borrower or any Affiliate of the foregoing.  Each Lender and any Affiliate thereof may accept fees and other consideration from the Parent Company, the Borrower or any Affiliate thereof for services in connection with this Agreement, the facilities hereunder or otherwise without having to account for the same to any other Lender, the Parent Company, the Borrower or any Affiliate of the foregoing.

Section 9.22                             Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Credit Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Parent Company or any of its Subsidiaries or further restricts the rights of the Parent Company or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 9.23                             Integration.  THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN.  ADDITIONALLY, THIS AGREEMENT AND THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN EXECUTING THIS AGREEMENT, THE BORROWER HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

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SCHEDULE I

Pricing Schedule

Subject to the penultimate sentence set forth in this paragraph, the Applicable Margin with respect to Commitment Fee, Revolving Advances, Term Advances and Swing Line Advances shall be determined in accordance with the following Table based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2.  Adjustments, if any, to such Applicable Margin shall be effective on the first Business Day immediately following the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement.  If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to Commitment Fee, Revolving Advances, Term Advances and Swing Line Advances shall be determined at the highest level and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower.  From and after the Amendment No. 15 Effective Date until the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate for the fiscal quarter ending September 30, 2017 due in accordance with Section 5.2, Level VI shall apply.  For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from lowest (Level I) to the highest (Level VI).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level I	Is less than 2.00 to 1.00.	3.00%	2.00%	0.50%
Level II	Is equal to or greater than 2.00 to 1.00 but less than 2.50 to 1.00.	3.25%	2.25%	0.50%
Level III	Is equal to or greater than 2.50 to 1.00 but less than 3.00 to 1.00.	3.50%	2.50%	0.50%
Level IV	Is equal to or greater than 3.00 to 1.00 but less than 3.50 to 1.00	3.75%	2.75%	0.50%
Level V	Is equal to or greater than 3.50 to 1.00 but less than 4.00 to 1.00	4.00%	3.00%	0.50%
Level VI	Is equal to or greater than 4.00 to 1.00.	4.50%	3.50%	0.50%

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SCHEDULE II

Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER

Wells Fargo Bank, National Association	Address:	1525 W WT Harris Blvd. Mail Code NC0680 Charlotte, NC 28262
	Attn:	Syndication/Agency Services
	Telephone:	(704) 590-2760
	Facsimile:	(704) 590-2790

with a copy to:

	Address:	1445 Ross Avenue, Suite 4560 Dallas, TX 75202
	Attn:	Whitney Wall, Director
	Telephone:	(214) 721-6455
	Facsimile:	(844) 879-8047

CREDIT PARTIES

Borrower/Guarantors	Address for Notices:	c/o Select Energy Services, LLC 1820 N I-35 P.O. Box 1715 Gainesville, Texas 76241
	Attn:	Gary Gillette
	Facsimile:	(940) 612-2924

with a copy to:

	Address:	1820 N I-35 P.O. Box 1715 Gainesville, Texas 76241
	Attn:	General Counsel
	Facsimile:	(940) 612-2924

	Address:	Vinson & Elkins LLP 1001 Fannin St., Suite 2500 Houston, Texas 77002
	Attn:	Brian Moss
	Facsimile:	713-758-3370

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Lender	Revolving Tranche A Commitment	Revolving Tranche B Commitment	Term Advances
Wells Fargo Bank, National Association	$0.00	$12,158,702	$0.00
Bank of America, N.A.	$0.00	$12,158,702	$0.00
Royal Bank of Canada	$0.00	$8,871,738	$0.00
Amegy Bank National Association	$0.00	$9,183,881	$0.00
Citibank, N.A.	$0.00	$8,616,738	$0.00
Comerica Bank	$0.00	$8,616,738	$0.00
Deutsche Bank AG New York Branch	$0.00	$8,616,738	$0.00
JPMorgan Chase Bank, N.A.	$0.00	$8,616,738	$0.00
Regions Bank	$0.00	$8,616,738	$0.00
UBS AG, Stamford Branch	$0.00	$4,654,924	$0.00
Cadence Bank, N.A.	$0.00	$5,101,287	$0.00
Credit Suisse AG, Cayman Islands Branch	$0.00	$4,787,076	$0.00
Total:	$0.00	$100,000,000.00	$0.00

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